As filed with the Securities and Exchange Commission on September 16, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Defense & National Security Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	46-3134302
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia 20190
(202) 800-4333

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dale R. Davis, Chief Executive Officer
Global Defense & National Security Systems, Inc.
11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia 20190
(202) 800-4333

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Thomas J. Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500 (650) 470-4570 — Facsimile	Robert H. Cohen, Esq. Joel L. Rubinstein, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 Tel: (212) 547-5400 (212) 547-5444 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Shares of Common Stock, $0.0001 par value(2)	6,900,000 Shares	$10.00	$69,000,000	$9,411.60
Total			$69,000,000	$9,411.60

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes 900,000 shares of common stock which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated , 2013

6,000,000 Shares

Global Defense & National Security Systems, Inc.

Common Stock

Global Defense & National Security Systems, Inc. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. Our efforts to identify an initial business combination will not be limited to a particular industry or geographic region, although we intend to focus on companies in the United States operating in the defense and national security sectors. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. If we are unable to consummate our initial business combination within 21 months from the date of this prospectus, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, less franchise and income taxes to the extent they may be paid from interest earned on the trust account, divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

This is an initial public offering of our common stock. We are offering 6,000,000 shares at an offering price of $10.00 per share. We have also granted the underwriters a 45-day option to purchase up to an additional 900,000 shares to cover over-allotments, if any.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such stockholder vote and allow our stockholders to sell their shares pursuant to the tender offer rules of the Securities and Exchange Commission, or SEC. In that case, we would file tender offer documents with the SEC which would contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Our sponsor has committed to purchase from us an aggregate of 585,000 shares of common stock, or “private placement shares,” at a price of $10.00 per share (for a total purchase price of $5,850,000) in a private placement that will occur simultaneously with the consummation of this offering.

There is presently no public market for our shares of common stock. We intend to apply to list our shares on the Nasdaq Capital Market, or NASDAQ, under the symbol “GDEF.” We cannot assure you that our shares will continue to be listed on NASDAQ following this offering.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our shares involves a high degree of risk. See “Risk Factors” beginning on page 20 of this prospectus for a discussion of information that should be considered in connection with an investment in our shares. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$10.00	$60,000,000
Underwriting Discount(1)	$0.575	$3,450,000
Proceeds, before expenses, to Global Defense & National Security Systems, Inc.	$9.425	$56,550,000
(1)	Includes approximately $0.28 per share, or $1,650,000 in the aggregate, or $1,897,500 in the aggregate if the underwriters’ over-allotment option is exercised in full, payable to the underwriters for deferred underwriting discounts and commissions (which we refer to throughout this prospectus as the “deferred commissions”) to be placed in the trust account described in this prospectus. The deferred commissions will be released to the underwriters only upon the completion of our initial business combination, as described in this prospectus. See “Underwriting” beginning on page 101 for a description of compensation and other items of value payable to the underwriters.

Upon consummation of the offering, an aggregate of $62,700,000 or $10.45 per share sold to the public in this offering (or $71,430,000, or approximately $10.35 per share sold to the public in the offering if the over-allotment option is exercised in full) will be deposited into a United States-based trust account at Wells Fargo Bank, N.A., maintained by American Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our redemption of our public shares (which may not occur until            , 2015).

The underwriters are offering the shares on a firm commitment basis. Cowen and Company, acting as the representative of the underwriters, expects to deliver the shares to purchasers on or about            , 2013.

Cowen and Company

Maxim Group LLC	I-Bankers Securities, Inc.

          , 2013

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references in this prospectus to “we,” “us” or “our company” refer to Global Defense & National Security Systems, Inc.;
•	references in this prospectus to our “public shares” refer to shares of our common stock sold in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our sponsor (as defined below) to the extent our sponsor purchases public shares, provided that its status as a “public stockholder” shall only exist with respect to such public shares;
•	references in this prospectus to our “management” or our “management team” refer to our officers and directors;
•	references in this prospectus to our “sponsor” refer to Global Defense & National Security Holdings LLC, a member of the Global Strategies Group; and
•	references in this prospectus to “GLOBAL” refer to Global Strategies Group, a privately held defense and national security business.

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company formed under the laws of the State of Delaware on July 3, 2013. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

Our efforts to identify an initial business combination will not be limited to a particular industry or geographic region, although we intend to focus on companies in the United States of America (the “United States” or the “U.S.”), operating in the defense and national security sectors.

Industry Overview

U.S. government defense and national security spending, incorporating multiple federal agencies and departments, is driven by a complex range of persistent and evolving threats to the U.S. homeland and to its interests overseas. Over the last decade, the U.S. government has realigned the strategic priorities of the U.S. national security community, its capabilities and posture to achieve a sustainable balance between the ability to face down conventional threats from opposing states, the ability to combat non-state actors or asymmetric threats, and the ability to defeat threats from new technologies. These efforts have been concentrated on counter-terrorism, stabilizing fragile regions of strategic importance to the U.S., and counterinsurgency. Most recently, these efforts have also addressed contemporary threats and challenges, such as those related to information and cybersecurity and the associated threats to critical national infrastructure.

In each case, emphasis has been given to developing new technologically-driven capabilities to strengthen operational decision making through improved information and intelligence, deliver precision in offensive operations in complex environments, and strengthen both defensive and offensive capability in the cyber domain. In addition, strategic priorities under increasing budgetary focus are shifting from acquisition of new platforms to modernization of legacy defense systems and platforms with new technologies.

U.S. national security is entrusted to a wide range of government organizations, including the Department of Defense (“DoD”), the Department of Homeland Security (“DHS”), the Department of State (“DoS”), and the Intelligence Community. The fiscal year (“FY”), 2014 DoD budget request accounts for approximately 16.7% of the total budget authority requested by the current administration. The DoD budget request is $606.1 billion, including a base budget of $526.6 billion and a budget of $79.4 billion for overseas contingency operations.

We understand the U.S. government will continue to prioritize the following key areas as critical to its defense and national security, which we believe will drive continued growth in our target markets.

Data Collection, Management and Analysis:  The need to rapidly create effective actionable intelligence from large quantities of unstructured data (“Big Data”) is driving, in part, the demand for solutions offering robust data storage and analysis tools that can swiftly and reliably parse, correlate and fuse unrelated data and convert it into usable intelligence. We believe the DoD, DHS, DoS, and the Intelligence Community will continue to invest in the development of tools and technologies in order to increase the accuracy and speed with which they are able to gather, process and analyze intelligence in order to locate and neutralize threats.

Cybersecurity and Secure Information Systems:  The tools and techniques used in cyber-warfare are increasingly sophisticated, and the frequency and ferocity of cyber-attacks is growing rapidly. Cybersecurity is the key element to defending the networks, systems and critical infrastructure that support and secure our daily lives. We believe DoD, DHS and other agencies will continue to support and fund cybersecurity initiatives in order to operate and protect information networks and critical infrastructure.

Mission Critical Systems and Support Services:  U.S. defense and federal agencies and the national security community demand a wide variety of technology-based systems and information that are increasingly integrated with support services and solutions in order to successfully offer a range of capabilities that support specific essential missions. These areas include, but are not limited to C4ISR (“command, control, communications, computers, intelligence, surveillance, and reconnaissance”), information technology and related services, and other key support services. We believe that DoD and other federal agencies will continue to rely upon mission systems and support services domestically and worldwide.

Modernization of Legacy Defense Systems and Platforms with New Technologies:  We believe that there is a significant need and continuing demand for advanced capabilities on land, air and sea platforms. This need has traditionally been met through the acquisition of new platforms. However, we believe spending will increasingly be prioritized to reflect a more balanced approach, with greater emphasis given to the modernization of legacy defense systems and platforms. This approach will enable the DoD and other agencies to achieve similar capabilities and outcomes from upgraded platforms as from new platforms, more cost effectively and with shorter procurement cycles.

Business Strategy

Our management team intends to focus on increasing stockholder value by growing revenue and profitability (through acquisitions and organic growth) and improving the efficiency of business operations. Consistent with this strategy, we believe the general criteria and guidelines below are important in evaluating prospective target businesses. Although we intend to use the following criteria and guidelines in evaluating acquisition opportunities, we may decide to enter into a business combination with a target business that does not necessarily meet these criteria and guidelines.

Strong Competitive Position in Industry:  We intend to focus on companies located in the U.S. that have leading or niche market positions in the defense and national security sectors and compelling business fundamentals. We will analyze the strengths and weaknesses of target businesses relative to the competitive environment, with a particular emphasis on measuring competitive advantage from intellectual property, technology positioning, capability framework, contract and pipeline strength, contract performance, barriers to entry, capital investment, and brand. We will seek to acquire one or more businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and increase profitability.

Mission Critical Capabilities that Address a Market Need:  We intend to target companies that are focused on developing next generation technologies and that have capabilities within the FY 2014 budget priorities of the DoD, DHS, DoS, and the Intelligence Community. These capabilities include, but are not limited to software engineering, systems engineering and integration, mission systems information technology (“IT”) and architectures, and operational support services.

Opportunities for Platform Growth:  We will seek to acquire one or more businesses that, through Global Strategies Group’s industry relationships and position as a strategic operator with a strong track record of supporting the U.S. national security mission, can be grown both organically and through additional acquisitions. We will look to acquire businesses that are providing solutions in areas prioritized by the U.S. government as posing the greatest threats to U.S. national security. We may initially consider those sectors that complement our management team’s background and broad network of industry relationships.

Established Companies with Compelling Financial Metrics:  We will seek to acquire established companies with compelling financial metrics. These metrics would include, but not be limited to, recurring revenue streams with opportunities for growth, diverse customer base with long-term contracts, strong margins, low requirements for working capital and capital expenditure, and scalability potential. Although we are not restricted from doing so, we do not intend to acquire start-up companies.

Opportunities to Create Synergies and Increase Intrinsic Value:  We will seek to acquire companies whose business opportunities, operations, and financial position can benefit from Global Strategies Group’s expertise. Given Global Strategies Group’s history as a strategic operator and investor in these sectors, we have the ability to generate synergies and open new growth opportunities for our initial business acquisition, thereby increasing the intrinsic value of the business. We believe we can do this by exploiting our proven entrepreneurial mindset, leveraging our industry relationships, creating transformational growth through investments, and emphasizing business best practices.

Invest in a Motivated and Capable Management Team:  We will seek to acquire businesses with experienced management teams who have a personal stake in the performance of the acquired businesses. We will focus on management teams with a track record of consistent financial performance. We anticipate that our own officers and directors will complement, not replace, the skills of the target company’s management team. If necessary, we will assess opportunities to improve a target’s management team and to recruit additional talent through our extensive network of contacts.

While these criteria will be used in evaluating business combination opportunities, we may decide to enter into a business combination with a target business or businesses that do not meet these proposed criteria and guidelines.

Competitive Strengths

Global Strategies Group has founded, developed, grown, acquired and sold businesses in the U.S. defense and national security sectors since 2004, and has separately operated international businesses at the nexus of defense and national security since 1998, supporting U.S. interests worldwide throughout this period. Global Strategies Group has a track record of developing and sustaining long-term relationships with the departments and agencies that make up the U.S. defense and national security communities. Global Strategies Group has delivered a large number of major, complex contracts both within the U.S. and on deployed operations overseas, including those requiring integrated and technology-enhanced defense and national security solutions. Global Strategies Group’s capabilities have been delivered to numerous U.S. governmental clients, including the DoD, Intelligence Community, and DoS. Global Strategies Group companies have operated under Committee on Foreign Investment in the United States governance, including under Special Security Agreement and Security Control Agreement Boards. In the U.S., employees of Global Strategies Group companies have held, and continue to hold, top secret clearances.

Over the course of their careers, our management team and board of directors have developed an international network of contacts and working relationships with principals, as well as intermediaries, who constitute an important source for prospective business transactions. The team is comprised of members with a collective experience of over 40 years in operating, advising, acquiring, financing, and selling private and public companies. We believe that this network of contacts and relationships will provide us with an important source of investment opportunities. In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

Global Strategies Group has a track record of generating strong returns in the defense and national security sectors. For example, in 2011, Global Strategies Group sold Global Defense Technology & Systems which was the culmination of sourcing the original platform, acquiring and integrating additional businesses and generating a strong return for stockholders in its final sale. In that process, Global Strategies Group (1) acquired a platform business for $89.4 million in 2007, (2) grew and managed the business through its initial public offering (“IPO”) in 2009, (3) made subsequent add-on acquisitions totaling $80.7 million in 2010 and (4) subsequently sold the business for $315 million in 2011. The share price was $13.00 at its initial public offering and $24.25 at the time of sale.

The Global Strategies Group team will bring to bear its experience as an investor in, operator of, and mentor to defense and national security businesses and their management teams, on our initial business acquisition. As the current owner and operator of a defense, security, and intelligence group, the Global Strategies Group team has deep domain experience and the ability to enhance our initial business acquisition’s business through (1) business synergies, (2) access to the wider U.S. and international markets, (3) enabling management to continue participating in the business, both operationally and financially, and later exit in a liquidity event and (4) establishing nimble, dynamic and tested business practices.

We will have 21 months from the date of this prospectus to consummate our initial business combination. If we are unable to consummate our initial business combination within 21 months from the date of this prospectus, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account (less franchise and income taxes to the extent they may be paid from interest earned on the trust account), and then seek to dissolve and liquidate. We expect the per share redemption price to be $10.45 per share of common stock (or approximately $10.35 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

Pursuant to the NASDAQ listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such business combination (excluding deferred underwriting fees and taxes payable on the income earned on the trust account), although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance.

We currently anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business. If we acquire less than 100% of the equity interests or assets of the target business, we will not enter into a business combination unless the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940.

If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors have certain relevant pre-existing fiduciary duties or contractual obligations, including fiduciary obligations to Global Integrated Security (USA) Inc., the U.S. security services business of Global Strategies Group and an affiliate of our sponsor. See the section titled “Management — Conflicts of Interest” for a more detailed description of the potential conflicts of interest of our management. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from these affiliations, Global Integrated Security (USA) Inc. has granted us a “right of first refusal” with respect to any agreement to purchase or invest in any company or business in the U.S. defense and national security sectors with an acquisition cost of $40 million or greater. Pursuant to this right of first refusal, we will be entitled to pursue any such potential transaction opportunity in the U.S. defense and national security sectors with an acquisition cost of $40 million or greater unless and until a majority of our directors have determined for any reason that we will not pursue such opportunity. If a majority of our directors has determined that we will not pursue such opportunity, we will release Global Integrated Security (USA) Inc. from this right of first refusal so that it can explore such opportunity. This right of first refusal will expire upon the earlier of: (1) our consummation of an initial business combination or (2) 21 months from the date of this prospectus. Furthermore, we have agreed that any target company with respect to which Global Integrated Security (USA) Inc. currently invests or has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us, unless Global Integrated Security (USA) Inc. declines to pursue an investment in such company. In addition, our officers have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the date of this prospectus.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financing reporting. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. However, if our non-convertible debt such as may be issued within a three-year period or our total revenues exceed $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Private Placements

In July 2013, our sponsor purchased an aggregate of 2,003,225 shares of our common stock, which we refer to throughout this prospectus as the “sponsor’s shares,” for an aggregate purchase price of $25,000, or approximately $0.01 per share. The sponsor’s shares held by our sponsor include an aggregate of up to 261,290 sponsor’s shares that are subject to mandatory redemption to the extent that the over-allotment option is not exercised in full by the underwriters. Our sponsor has not indicated any intention to purchase shares in this offering.

The sponsor’s shares are identical to the shares of common stock being sold in this offering. However, our sponsor has agreed (1) to vote its sponsor’s shares and any public shares acquired in or after this offering in favor of any proposed business combination, and (2) not to convert any of its sponsor’s shares or public shares acquired in or after this offering in connection with a stockholder vote to approve our proposed initial business combination or to sell any shares to us pursuant to any tender offer described herein. All of the sponsor’s shares outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent. Of the total sponsor’s shares, 50% of such shares will be released from escrow six months after the closing of the business combination. The remaining 50% of the sponsor’s shares will be released from escrow one year after the closing of the business combination. Up to 261,290 of the sponsor’s shares will be released from escrow and mandatorily redeemed if the over-allotment option is not exercised in full as described herein.

In addition, our sponsor has committed to purchase an aggregate of 585,000 private placement shares at a price of $10.00 per share ($5,850,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. The $5,850,000 proceeds from the private placement of the private placement shares will be added to the proceeds of this offering and placed in a trust account in the United States at Wells Fargo Bank, N.A., with American Stock Transfer & Trust Company, as trustee. If we do not complete our initial business combination within 21 months from the date of this prospectus, the $5,850,000 proceeds from the sale of the private placement shares will be included in the liquidating distribution to our public stockholders.

The private placement shares are identical to the shares sold in this offering. However, our sponsor has agreed (1) to vote its private placement shares in favor of any proposed business combination, and (2) not to convert any private placement shares in connection with a stockholder vote to approve our proposed initial business combination or to sell any private placement shares to us pursuant to any tender offer described herein. Additionally, our sponsor has agreed not to transfer, assign or sell any of the private placement shares (except to certain permitted transferees) until 30 days after the completion of our initial business combination.

Our executive offices are located at 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, Virginia 20190, and our telephone number is (202) 800-4333.

The Offering

In making your decision on whether to invest in our shares, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below titled “Risk Factors” beginning on page 20 of this prospectus.

Securities offered
6,000,000 shares of common stock, at $10.00 per share.
Listing of our shares and proposed symbol
We intend to apply to have the shares of common stock listed on NASDAQ under the symbol “GDEF.” The shares will begin trading on or promptly after the date of this prospectus. Although, after giving effect to this offering, we meet the minimum initial listing standards of NASDAQ on a pro forma basis, which generally only require that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution, we cannot assure you that our securities will continue to be listed on NASDAQ as we might not in the future meet its continued listing standards. See the risk factor titled “NASDAQ may delist our shares from quotation on its exchange which could limit investors’ ability to make transactions in our shares and subject us to additional trading restrictions” for a discussion of NASDAQ’s continued listing standards.
We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the shares commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.
Shares of common stock:
Number outstanding before this offering
2,003,225 shares(1)
Number to be sold to our sponsor
585,000 shares
Number to be outstanding after this offering and sale to our sponsor
8,326,935 shares(2)
Securities being purchased by our sponsor
In July 2013, our sponsor purchased an aggregate of 2,003,225 sponsor’s shares for an aggregate purchase price of $25,000, or approximately $0.01 per share. The sponsor’s

(1)	This number includes an aggregate of up to 261,290 sponsor’s shares that are subject to mandatory redemption to the extent that the over-allotment option is not exercised in full by the underwriters.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of up to 261,290 sponsor’s shares have been mandatorily redeemed.

shares held by our sponsor include an aggregate of up to 261,290 sponsor’s shares that are subject to mandatory redemption to the extent that the over-allotment option is not exercised in full by the underwriters. Our sponsor will be required to mandatorily redeem only a number of shares of common stock necessary so that its ownership interest in our shares of common stock as a result of the redemption is 22.5% after giving effect to the offering (excluding the sale of the private placement shares) and exercise, if any, of the underwriters’ over-allotment option. Including the sale of the private placement shares, our sponsor will own 27.9% of our common stock after this offering (or 27.3% if the over-allotment option is exercised in full). The sponsor’s shares are identical to the shares of common stock being sold in this offering. However, our sponsor has agreed (1) to vote its sponsor’s shares and any public shares purchased in or after this offering in favor of any proposed business combination, (2) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination and (3) not to sell any shares to us pursuant to any tender offer described herein. In the event of a liquidation prior to our initial business combination, the sponsor has agreed that the sponsor’s shares will not participate in liquidating distributions.
Our sponsor has committed that it and/or its designees will purchase an aggregate of 585,000 private placement shares at $10.00 per share (for a total purchase price of approximately $5,850,000). These purchases will take place on a private placement basis and will be consummated simultaneously with the consummation of this offering. The amounts to be paid upon consummation of the private placement will be placed in escrow prior to the effectiveness of this registration statement. The private placement shares are identical to the shares sold in this offering. However, our sponsor has agreed (1) to vote its private placement shares in favor of any proposed business combination, (2) not to convert any private placement shares in connection with a stockholder vote to approve a proposed initial business combination and (3) not to sell any private placement shares to us pursuant to any tender offer described herein. In the event of a liquidation prior to our initial business combination, the sponsor has agreed that the private placement shares will not participate in liquidating distributions.
Restrictions on transfer of sponsor’s shares and private placement shares
On the date of this prospectus, the sponsor’s shares will be placed into an escrow account maintained in Brooklyn, New York by American Stock Transfer & Trust Company, acting as escrow agent. Of the total sponsor’s shares, 50% of such shares will be released from escrow six months after the closing of the business combination. The remaining 50% of the sponsor’s shares will be released from escrow one year after the closing of the business combination. Up to 261,290 of the sponsor’s shares will be released from escrow and mandatorily redeemed if the over-allotment option is not exercised in full as described herein. Prior to the conclusion of such escrow periods, the sponsor’s shares will not be transferred, assigned, sold or released from escrow, subject to certain limited exceptions, including transfers (1) to our officers, directors and employees, to the sponsor’s affiliates or its members upon its liquidation, (2) to relatives and trusts for estate planning purposes, (3) by virtue of the laws of descent and distribution upon death, (4) pursuant to a qualified domestic relations order, (5) by certain pledges to secure obligations incurred in connection with purchases of our securities or (6) by private sales made in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement and mandatory redemption, as the case may be.
Our sponsor has agreed not to transfer, assign or sell any of the private placement shares (except to certain permitted transferees) until 30 days after the completion of our initial business combination.
Offering proceeds to be held in the trust account
The net proceeds from the sale of the shares in this offering, after deducting offering expenses of approximately $600,000 and underwriting discounts and commissions of $1,800,000 (or $2,070,000 if the over-allotment option is exercised in full), representing 3.00% of the gross proceeds of the offering, will be $57,600,000 (or $66,330,000 if the over-allotment option is exercised in full). $56,850,000 of the net proceeds of this offering (or $65,580,000 if the over-allotment option is exercised in full), plus the $5,850,000 we will receive from the sale of the private placement shares, for an aggregate of $62,700,000 or $10.45 per share sold to the public in this offering (or $71,430,000 or approximately $10.35 per share sold to the public in this offering if the over-allotment option is exercised in full), will be placed in a trust account in the United States at Wells Fargo Bank, N.A., maintained by American Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The remaining $750,000 of net proceeds of this offering will not be held in the trust account. The proceeds held in the trust account include $1,650,000 (or $1,897,500 if the underwriters’ over-allotment option is exercised in full), representing 2.75% of the gross proceeds of the offering, in deferred underwriting commissions that may be released to the underwriters only on completion of our initial business combination.
Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within 21 months from the date of this prospectus and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
We undertake not to draw down interest earned on funds held in trust other than for franchise and income taxes to cover working capital expenses of the business. Expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering held outside the trust account of approximately $750,000 and up to $220,000 in loans made to us by our sponsor or its affiliates. Any such loan would be evidenced by a promissory note and would be in addition to the $50,000 our sponsor has already loaned us. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the sponsor’s discretion, the notes may be converted into shares of common stock at the higher of $10.00 per share and the 30-day trailing average of the closing price per share. If the funds held outside the trust account, together with the up to $220,000 in loans made to us by our sponsor or its affiliates, are insufficient to meet our working capital needs following the consummation of this offering, we expect that such shortfall will be fulfilled by additional convertible loans made to us by our sponsor or its affiliates, which loans will have no recourse against funds held in the trust account. However, our sponsor and its affiliates have made no commitment to fund any such amounts beyond $220,000. If we do not complete a business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:
• repayment at the closing of this offering of an aggregate of $50,000 of non-interest bearing loans made by our sponsor;
• payment of $10,000 per month to our sponsor for office space and related services;

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations;

• repayment of loans which may be made by our sponsor to meet our working capital needs following the consummation of this offering if the funds held outside the trust account are insufficient; and

•

repayment of loans which may be made by our sponsor, officers, directors, or their affiliates to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto.

There is no limit on the amount of out-of-pocket expenses reimbursable by us, and there is no limit on the amount of any loans that may be made by our sponsor, officers, directors or their affiliates to us for any purpose. Our audit committee will review and approve all reimbursements and payments made to our sponsor or any member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Stockholder approval of, or tender offer in connection with, initial business combination
In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. If enough stockholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001, we will not consummate such initial business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. The amount in the trust account is initially anticipated to be $10.45 per share, or approximately $10.35 per share if the underwriters’ over-allotment option is exercised in full. Unlike other blank check companies which require stockholder votes and the conduct of proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or Exchange Act, which regulate issuer tender offers. In that case, we would file tender offer documents with the SEC which would contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares seek to convert or sell their shares to us in a tender offer) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait the full 21 months in order to be able to receive a pro rata share of the trust account.
Our sponsor and our officers and directors have agreed (1) to vote any of their sponsor’s shares, private placement shares and any public shares purchased in or after this offering in favor of any proposed business combination and (2) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination or sell any shares to us pursuant to any tender offer described above.
Stockholder approval procedures if meeting held
In connection with any vote for a proposed business combination, our sponsor, as well as all of our officers and directors, have agreed to vote their sponsor’s shares, private placement shares and any public shares acquired in or after this offering in favor of such proposed business combination. None of our sponsor, officers, directors or their affiliates has indicated any intention to purchase shares in this offering or any shares of common stock from persons in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our sponsor, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.
If a stockholder meeting is held, we will consummate a business combination only if (1) a majority of the outstanding shares of common stock voted are voted in favor of the business combination and (2) we have net tangible assets of at least $5,000,001 upon such consummation.
Additionally, if holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may negotiate arrangements to provide for the purchase of such shares at the closing of such business combination using funds held in the trust account provided that any such purchases will not reduce the per share amount otherwise payable to holders that have properly effectuated their conversion rights. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that (A) the holders of a majority of our shares of common stock outstanding vote in favor of a proposed business combination and (B) that we have at least $5,000,001 of net tangible assets upon consummation of the proposed business combination, where it appears that such requirements would otherwise not be met. All shares to be purchased pursuant to such arrangements would be voted in favor of the proposed business combination. The maximum cash purchase price that will be offered by us to the holders of shares will be the per-share conversion price at the time of the business combination. However, if we pay fees to third parties (“aggregators”) to assist us in purchasing shares (and thereby influencing the vote), such fees could reduce the resulting per share book value of our combined company following the transaction although it would not reduce the per share amount otherwise payable to holders that have properly effectuated their conversion rights. The proxy materials sent to stockholders in connection with a vote on a proposed business combination would disclose the risks of engaging aggregators and that the fees payable to such aggregators could have an impact on the resulting per share book value following the transaction. Additionally, the funds in our trust account that are so used will not be available to us after the merger and therefore we may not have sufficient funds to effectively operate our business going forward. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that the target has access to a minimum amount of funds from our trust account following the closing). Nevertheless, we believe entering into these types of transactions would still be in our remaining stockholders’ best interests because the transaction would be able to be completed rather than forcing us to liquidate when such remaining stockholders favored the transaction.
Conversion rights if stockholder meeting held
In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that we convert his shares into a pro rata share of the trust account. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the shares of common stock sold in this offering. We believe this restriction will prevent an individual stockholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a stockholder’s ability to convert no more than 10% of the shares of common stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.
In order to determine whether a stockholder is acting in concert or as a group with another stockholder, we will require each public stockholder seeking to exercise conversion rights to certify to us whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with any other information relating to stock ownership available to us at that time, will be the sole basis on which we make the above-referenced determination. We believe that by having each stockholder provide a certification to us, it will remove the possibility for any disputes between us and public stockholders with respect to whether such stockholders are acting as a group. However, if we determine that a stockholder is acting in concert or as a group with any other stockholder, we will notify such stockholder of our determination and offer them an opportunity to dispute our finding. The final determination as to whether a stockholder is acting in concert or as a group with any other stockholder will ultimately be made in good faith by our board of directors, in its sole discretion.
We may also require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder.
The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time the stockholder received our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period will be sufficient for the average investor. See the risk factor titled “If we hold a meeting to approve our initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.
Conversion rights in connection with proposed amendments to our certificate of incorporation
Our amended and restated certificate of incorporation prohibits the amendment of certain of its provisions relating to the rights of our public stockholders prior to consummating our initial business combination without the approval of 65% of our outstanding shares of common stock. See “Proposed Business — Effecting Our Initial Business Combination — Amended and Restated Certificate of Incorporation” for a discussion of such provisions. We have no intention of amending our amended and restated certificate of incorporation to reduce or remove such limitation or to allow us a longer period of time to complete our initial business combination prior to our consummation of such initial business combination. Notwithstanding the foregoing, if we do seek to amend such provisions, we will provide dissenting public stockholders with the opportunity to convert their public shares in connection with any such vote. Our sponsor has agreed to waive any conversion rights with respect to any sponsor’s shares, private placement shares and any public shares it may hold in connection with any such vote to amend our amended and restated certificate of incorporation.
Liquidation if no business combination
If we are unable to complete our initial business combination within 21 months from the date of this prospectus, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, less franchise and income taxes to the extent they may be paid from interest earned on the trust account, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (2) and (3) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but it may not be able to satisfy its indemnification obligations if it is required to do so. Notwithstanding the foregoing, our sponsor will have no liability under this indemnity (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under our indemnity with the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.
The holders of the sponsor’s shares and private placement shares will not participate in any redemption distribution with respect to their sponsor’s shares or private placement shares.
If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.45 (or approximately $10.35 per share if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of any creditors that may be in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share redemption price may be less than $10.45 (or approximately $10.35 per share if the underwriters’ over-allotment option is exercised in full).
We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team and our proposed business objective, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. See “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419” for additional information concerning how Rule 419 blank check offerings differ from this offering. You should carefully consider these and the other risks set forth in the section titled “Risk Factors” beginning on page 20 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

	July 19, 2013
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(97,036)	61,823,011
Total assets	195,047	63,473,011
Total liabilities	172,036	1,650,000
Value of common stock which may be converted/redeemed for cash	—	56,823,004
Stockholders’ equity	23,011	5,000,007

(1)	Includes the $5,850,000 we will receive from the sale of the private placement shares.

The “as adjusted” information gives effect to the sale of the shares we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital and total assets amounts include the $62,700,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

RISK FACTORS

You should carefully consider the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below occur, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

Risks Associated with Our Business

We are a newly formed blank check company in the development stage with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly formed blank check company in the development stage with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our shares. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of our initial business combination.

We may not be able to consummate a business combination within 21 months from the date of this prospectus, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 21 months from the date of this prospectus. We may not be able to find a suitable target business and consummate a business combination within such time period. If we have not consummated a business combination within 21 months from the date of this prospectus, we will: (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, less franchise and income taxes to the extent they may be paid from interest earned on the trust account, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 21 months before receiving distributions from the trust account.

We have 21 months in which to complete our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to tender or convert their shares, as applicable. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares, potentially at a loss.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law or NASDAQ. As a result, we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, NASDAQ rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination instead of conducting a tender offer.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under United States securities laws. However, since we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our shares will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of our initial business combination and we will have a longer period of time to complete such a business combination than we would if we were subject to such rule.

If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Upon consummation of our offering and sale of the private placement shares, our sponsor, officers and directors will own approximately 27.9% of our issued and outstanding shares of common stock (assuming they do not purchase any shares in this offering). None of our sponsor, officers, directors or their affiliates has indicated any intention to purchase shares in this offering or any shares of common stock from persons in the open market or in private transactions. However, our sponsor, officers, directors or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote. In connection with any vote for a proposed business combination, our sponsor, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination.

We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our certificate of incorporation currently authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share. Our amended and restated certificate of incorporation, which will become effective prior to the consummation of this offering, will authorize the issuance of up to 100,000,000 shares of common stock and up to 10,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the private placement shares (assuming no exercise of the underwriters’ over-allotment option), there will be 41,673,065 authorized but unissued shares of common stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete our initial business combination. In addition, we may be required to issue additional shares of our common stock if we borrow funds from our sponsor or its affiliates to meet our working capital needs and our sponsor or its affiliates elect to have those loans converted into shares of our common stock upon the consummation of the business combination. The issuance of additional shares of common stock or preferred stock will not reduce the per-share conversion or redemption amount in the trust account. The issuance of additional shares of common stock or preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;
•	may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our shares of common stock.

We may incur significant indebtedness in order to consummate our initial business combination, which may adversely affect our financial condition and thereby negatively impact the value of our stockholders’ investment in us.

If we find it necessary to incur significant indebtedness in connection with our initial business combination, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If the net proceeds of this offering not held in the trust account, together with the funds loaned to us by our sponsor, are insufficient to allow us to operate for at least the next 21 months, we may be unable to complete our initial business combination.

If the net proceeds of this offering and up to $220,000 in loans made to us by our sponsor or its affiliates are insufficient to allow us to operate for at least the next 21 months, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business and may be unable to complete our initial business combination. We undertake not to draw down interest earned on funds held in trust other than for franchise and income taxes. Expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering held outside the trust account of approximately $750,000 and up to $220,000 in loans made to us by our sponsor or its affiliates. Any such loan would be evidenced by a promissory note and would be in addition to the $50,000 our sponsor has already loaned us. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the sponsor’s discretion, the notes may be converted into shares of common stock at the higher of $10.00 per share and the 30-day trailing average of the closing price per share. If the funds held outside the trust account, together with the up to $220,000 in loans made to us by our sponsor or its affiliates, are insufficient to meet our working capital needs following the consummation of this offering, we expect that such shortfall will be fulfilled by additional convertible loans made to us by our sponsor or its affiliates, which loans will have no recourse against funds held in the trust account. However, our sponsor and its affiliates have made no commitment to fund any such amounts. If we do not complete a business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than $10.45 (or approximately $10.35 if the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may still seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders. Therefore, the per-share distribution from the trust account may be less than $10.45 (approximately $10.35 if the over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.45 (approximately $10.35 if the over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination within 21 months from the date of this prospectus, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, less franchise and income taxes to the extent they may be paid from interest earned on the trust account, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (2) and (3) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account (less franchise and income taxes to the extent they may be paid from interest earned on the trust account), as promptly as possible but not more than ten business days after expiration of the 21 month deadline, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.45 per public share (or approximately $10.35 per public share if the underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce such indemnification obligations. It is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.45 per share (or approximately $10.35 per share if the over-allotment option is exercised in full).

Unlike other blank check companies, we are only selling shares of common stock in this offering rather than units comprised of common stock and warrants and therefore investors will not be issued warrants as part of their investment.

Unlike other blank check companies that sell units comprised of shares of common stock and warrants in their initial public offerings, we are only selling shares of common stock in this offering. Accordingly, investors in this offering will not be issued any warrants as part of their investment. This may ultimately limit the value of your investment in our company.

Because we have not selected a particular segment within the U.S. defense and national security sectors, or any other industry or any specific target businesses with which to pursue a business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Although we intend to focus on companies in the United States operating in the defense and national security sectors, we may consummate our initial business combination with a company in any industry and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we may not properly ascertain or assess all of the significant risk factors involved. An investment in our shares may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target does not meet some or all of such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into a business combination will not have all of these positive attributes. If we consummate a business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that would meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or NASDAQ, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.45 per share (or approximately $10.35 per share if the underwriters’ overallotment option is exercised in full) on our redemption.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. None of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after our initial business combination, however, remains to be determined. Although some of our key personnel serve in senior management or advisory positions following our initial business combination, it is our intent that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will only remain with the company after the consummation of our initial business combination if they negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. These conflicts may not be resolved in our favor.

Certain of our officers, directors and their affiliates may become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Members of our management team may in the future have affiliations with companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. See the section titled “ Management — Conflicts of Interest” for a more detailed description of the potential conflicts of interest of our management.

The sponsor’s shares and private placement shares beneficially owned by our sponsor will not participate in liquidation distributions and, therefore, our directors and officers may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our sponsor has waived its right to receive distributions with respect to its sponsor’s shares or private placement shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, the sponsor’s shares and private placement shares will be worthless if we do not consummate our initial business combination. The personal and financial interests of our sponsor may influence our directors’ and officers’ motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The industry in which affiliates of our sponsor operate is frequently subject to government and media scrutiny which can harm our reputation and our business.

In recent years, the media and committees of Congress have focused attention on the provision of security services by private contractors operating overseas. Affiliates of our sponsor perform such services and share the “GLOBAL” name and corporate logo with us, thereby presenting a risk that the market will confuse the actions or perceptions of affiliates of our sponsor with those of our company. To the extent that the government or the media perceive that GLOBAL or affiliates thereof using the “GLOBAL” name and corporate logo have not complied with applicable laws or rules, the resulting publicity could, regardless of accuaracy of such a perception, harm our reputation and our business and cause our share price to decline.

NASDAQ may delist our shares from quotation on its exchange which could limit investors’ ability to make transactions in our shares and subject us to additional trading restrictions.

We anticipate that our shares of common stock will be listed on NASDAQ, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we meet the minimum initial listing standards of NASDAQ on a pro forma basis, which generally only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution, our shares may not continue to be listed on NASDAQ in the future prior to an initial business combination. NASDAQ continued listing standards include minimum thresholds for stockholders’ equity, market value of listed securities, net income from continuing operations, number of publicly held shares, market value of publicly held securities, bid price and number of public holders.

Additionally, in connection with our initial business combination, NASDAQ will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements (e.g., we will be required to have a minimum of 300 round-lot holders of our common stock). We may not be able to meet those initial listing requirements at that time.

If NASDAQ delists our shares from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our shares;
•	reduced liquidity with respect to our shares;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate our initial business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

The ability of our stockholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise conversion rights or alternatively seek to sell their shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion or sales, or we may need to arrange third party financing to help fund our initial business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may be unable to consummate an initial business combination if a target business requires that we have a certain amount of cash at closing, in which case public stockholders may have to remain stockholders of our company and wait until our redemption of the public shares to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our initial business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our stockholders electing to exercise their conversion rights has the effect of reducing the amount of money available to us to consummate an initial business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public stockholders may have to remain stockholders of our company and wait the full 21 months in order to be able to receive a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.

If we have a vote to approve our initial business combination, we will offer each public stockholder the option to vote in favor of the proposed business combination and still seek conversion of his, her or its shares.

If we seek stockholder approval of any business combination, we will offer each public stockholder (but not our sponsor, officers or directors) the right to have his, her or its shares of common stock converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Accordingly, public stockholders owning 5,437,608 shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where stockholders are offered the right to convert their shares only when they vote against a proposed business combination. This different threshold and the ability to seek conversion while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

If we hold a stockholders meeting to approve our initial business combination, public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

If we seek stockholder approval of any business combination, we will offer each public stockholder (but not holders of our sponsor’s shares) the right to have his, her, or its shares of common stock converted into cash. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Generally, in this context, a stockholder will be deemed to be acting in concert or as a group with another stockholder when such stockholders agree to act together for the purpose of acquiring, voting, holding or disposing of our equity securities. Accordingly, if you purchase more than 10% of the shares sold in this offering and our proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares of common stock or sell them in the open market. The value of such additional shares may not appreciate over time following our initial business combination, and the market price of our shares of common stock may not exceed the per-share conversion price.

If we hold a meeting to approve our initial business combination, we may use funds in our trust account to purchase shares at the closing of our initial business combination from holders who have indicated an intention to convert their shares.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may privately negotiate arrangements to provide for the purchase of such shares at the closing of the business combination using funds held in the trust account. We may pay a premium for such shares, but will pay no more than the pro rata portion of the trust account to purchase such shares (plus any fees we may need to pay an aggregator to assist us with purchasing such shares). All shares so purchased by the Company will be immediately canceled. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our shares of common stock outstanding vote in favor of a proposed business combination and that we have at least $5,000,001 of net tangible assets upon consummation of the business combination where it appears that such requirements would otherwise not be met. This may result in the approval of a business combination that may not otherwise have been possible. Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after the merger; and
•	the public “float” of our shares of common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange.

Furthermore, because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred commissions or income or other tax obligations payable, our remaining stockholders may bear the entire payment of such deferred commissions and franchise taxes and income taxes payable. That is, if we seek stockholder approval of our initial business combination, the conversion price per share payable to public stockholders who elect to have their shares converted will be reduced by a larger percentage of the deferred commissions and taxes payable than it would have been in the absence of such privately negotiated or market transactions, and stockholders who do not elect to have their shares converted and remain our stockholders after the initial business combination will bear the economic burden of the deferred commissions and taxes payable because such amounts will be payable by us.

Because of our structure and limited resources, and the significant competition for business combination opportunities, it may be difficult for us to complete a business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Some of these competitors may possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, the capital requirements for any particular transaction remain to be determined. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination and you may not be entitled to any of the corporate protections provided by such a meeting.

In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NASDAQ. Under Section 211(b) of the Delaware General Corporation Law, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Our sponsor paid an aggregate of $25,000, or approximately $0.01 per share, for the sponsor’s shares and will pay $10.00 per share for the private placement shares, for an average price of approximately $2.52 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our sponsor acquired the sponsor’s shares and private placement shares for an average of $2.52 per share, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 82.7% or $8.27 per share (the difference between the pro forma net tangible book value per share of $1.73, and the initial offering price of $10.00 per share). This is because investors in this offering will be contributing approximately 91.1% of the total amount paid to us for our outstanding securities after this offering but will only own 72.1% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

In addition, if we issue additional shares of common stock at less than $10.00 per share in the future, the dilution to investors would be increased.

If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect our initial business combination.

Our sponsor is entitled to make a demand that we register the resale of the sponsor’s shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, our sponsor is entitled to demand that we register the resale of the private placement shares and any shares our sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us commencing on the date that we consummate our initial business combination. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Because we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we believe that our anticipated principal activities will not subject us to regulation as an investment company under the Investment Company Act of 1940. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. To this end, the proceeds temporarily held in the trust account prior to the acquisition of a target business, if any, or our liquidation will be invested by the trustee only in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. By restricting the investment of the proceeds to these instruments, we intend to fall outside the definition of “investment company” set forth in the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete our initial business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and rules and regulations applicable to an investment company under the Investment Company Act of 1940.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our shares properly reflects the value of such shares than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our shares. Factors considered in determining the price of the shares of common stock include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	prospects for acquiring an operating business at attractive values;
•	capital structure;
•	an assessment of management and their experience in identifying operating companies; and

•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

The requirement that we complete our initial business combination within 21 months from the date of this prospectus may give potential target businesses leverage over us in negotiating our initial business combination.

We have 21 months from the date of this prospectus to complete our initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our officers, directors or sponsor, including (1) an entity that is affiliated with any of the foregoing, (2) an entity in which any of the foregoing or their affiliates are currently passive investors, (3) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (4) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our board of directors in approving a proposed business combination.

We may not be required to obtain an opinion from an independent investment banking firm as to the fair market value of the target business we are seeking to acquire.

We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value of such target business if our board of directors independently determines that the target business complies with the 80% threshold. Accordingly, investors will be relying solely on the judgment of our board of directors in valuing such target business, and our board of directors may not properly value such target business.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We may remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period or revenues exceeds $1 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares of common stock less attractive because we may rely on these provisions. If some investors find our shares of common stock less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

If we hold a meeting to approve our initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that we convert his shares into a pro rata share of the trust account. We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If, in connection with any meeting held to approve a proposed business combination, we require public stockholders who wish to convert their shares to comply with specific requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If, in connection with any meeting held to approve a proposed business combination, we require public stockholders who wish to convert their shares to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	challenges in collecting accounts receivable;
•	cultural and language differences;
•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations may suffer.

If we effect our initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and additional officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors has the ability to designate the terms of and issue new series of preferred stock. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we may be unable to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire.

The NASDAQ requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the NASDAQ listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination (excluding deferred underwriting fees and taxes payable on the income earned on the trust account). This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate an initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

There is currently no market for our shares and a market for our shares may not develop, which would adversely affect the liquidity and price of our shares.

There is currently no market for our shares. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our shares may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our shares may never develop or, if developed, it may not be sustained. You may be unable to sell your shares unless a market can be established and sustained.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

There may be tax consequences to our initial business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

We may be subject to an increased rate of tax on our income if we are treated as a personal holding company.

Depending on the date and size of our initial business combination, it is possible that we could be treated as a “personal holding company” for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a personal holding company for U.S. federal income tax purposes in a given taxable year if more than 50% of its ownership (by value) is concentrated, within a certain period of time, in five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts), and at least 60% of its income is comprised of certain passive items. See the section titled “United States Federal Income Tax Considerations — Company — Personal Holding Company Status” for more detailed information.

Risks Related to the Defense and National Security Sectors

We intend to focus our search on target businesses focused on companies in the United States operating in the defense and national security sectors. We believe that the following risks will apply to us following the consummation of our initial business combination with a target business operating in the defense and national security sectors. If we elect to pursue an investment outside of the defense and national security sectors, the disclosure below would not be relevant to an understanding of the business that we elect to acquire.

If we acquire a target business that is unable to respond to the technological, legal, financial or other changes in the defense and national security sectors and changes in customers’ requirements and preferences, we will not be able to effectively compete with other businesses in these industries.

If we acquire a target business that is unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer needs or regulatory requirements, we could lose customers. Changes in customer requirements and preferences, the introduction of new products and services embodying new technologies, and the emergence of new industry standards and practices could render the existing products of the business we acquire obsolete. Our success will depend, in part, on our ability to:

•	enhance products and services;
•	anticipate changing customer requirements by designing, developing, and launching new products and services that address the increasingly sophisticated and varied needs of customers;
•	respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis; and
•	respond to changing regulatory requirements in a cost effective and timely manner.

The development of additional intellectual property, products and services involves significant technological and business risks and requires substantial expenditures and lead time. If we fail to introduce innovative products or services to the market on a cost-efficient and timely basis, or adapt our products to new technologies, we will not be able to effectively compete with other businesses focused on the defense and national security sectors. Even if we are able to introduce new products or adapt our products to new technologies, our products may not gain acceptance among our customers.

It is difficult to forecast the timing of revenues in industries involved with the provision and/or outsourcing of government services, and it is likely that any business we acquire will have significant variations in revenues from period to period.

It is difficult to forecast the timing of revenues in industries involved with the provision and/or outsourcing of government services because the development period for a customized system or solution may be lengthy, customers often need a significant amount of time to evaluate products before purchasing them and, in the case of governmental customers, sales are dependent on budgetary and other bureaucratic processes. The period between initial customer contact and a purchase by a customer varies greatly, and could be a year or more. During the evaluation period, customers may defer or scale down proposed orders of products or systems for various reasons, including:

•	changes in budgets and purchasing priorities;
•	a reduced need to upgrade existing systems;
•	deferrals in anticipation of enhancements or new products;
•	introduction of products by competitors; and
•	lower prices offered by competitors.

Organized labor action or occupational health and safety laws and regulations could have a material adverse effect on our operations.

The security industry has been the subject of campaigns to increase the number of unionized employees. Although relationships between management and employees of acquired businesses may be good, assurances cannot be given on the likelihood that organized labor action may occur. Such organized labor actions and occupational health and safety laws could have a material adverse effect on our operations.

Failure to successfully integrate multiple acquired businesses in industries involved with the defense and national security sectors could have a material adverse effect on the company’s results.

If we acquire a portfolio of businesses in the defense and national security sectors, failure to integrate multiple acquired businesses in the security industry successfully or manage their growth effectively could have a material adverse effect on the company’s results.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

We may acquire a target business whose business is dependent upon its proprietary technology and intellectual property. Accordingly, the protection of trademarks, trade names, copyrights, patents, domain names, trade dress, and trade secrets may be critical to the ability of our target business to compete with its competitors. In such a case, our target business will likely rely on a combination of copyright, trademark, and trade secret laws and contractual restrictions to protect any proprietary technology and rights that it may acquire. Despite its efforts to protect proprietary technology and rights, the business acquisition candidate may not be able to prevent misappropriation of its proprietary rights or deter independent development of technologies that compete with the business we acquire. Competitors may file patent applications or obtain patents and proprietary rights that block or compete with its patents. Litigation may be necessary in the future to enforce our target business’s intellectual property rights, to protect its trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim our target business has infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on the competitive position and business of our target business. Depending on the target business that we acquire, we may be required to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business that we will acquire, the target business may have entered into license agreements in the past and may continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business’s proprietary rights or cause harm to such target business’s reputation.

We may not be able to hire or retain the qualified personnel needed by businesses operating in industries involved with the defense and national security sectors.

Businesses operating in the defense and national security sectors typically utilize personnel with specific skills and experience, including those with backgrounds in diverse fields, such as engineering, IT, systems integration and government program management. Any target business with which we effect our initial business combination would likely face intense competition for competent professionals and qualified personnel in these industries. Following our initial business combination, we may not be successful in attracting, hiring and retaining qualified people at favorable rates or at all. If we are unable to hire and retain qualified personnel as and when needed, our business could be materially adversely affected.

Risks Related to Government Contracts

We may acquire a target business that contracts directly with federal, state or local governments with respect to security or defense or a combination thereof. Alternatively, our target business may act as a subcontractor, supplier or partner with another party or parties that contract with the government. The key risk factors related to government contracts are discussed below.

If the Defense Security Service of the DoD determines that we are under foreign ownership, control or influence, we will be required to operate under a mitigation arrangement in order to perform on U.S. classified contracts. This may take time to implement and cause us to be unable to consummate our initial business combination.

If, after our initial business combination, our foreign ownership represents in excess of five percent of our voting power and the combined company holds a facility security clearance, we would have to disclose this information to the Defense Security Service (“DSS”), of the DoD. Based upon such disclosure, DSS could determine that we are under foreign ownership, control or influence (“FOCI”). If that were the case, in order to perform on U.S. classified contracts, we would have to become a party to a FOCI mitigation arrangement (e.g. a Security Control Agreement (“SCA”), or a Special Security Agreement (“SSA”)). Because a significant percentage of our voting equity is owned by a non-U.S. entity, DSS is likely to consider us to be under FOCI. If we acquired a target business with U.S. classified contracts, we could therefore be required to operate pursuant to an SCA or SSA in order to be able to maintain the requisite security clearances to access classified information and perform on U.S. classified contracts. Failure to comply with the obligations under either agreement could result in our inability to maintain the requisite security clearances to access classified information and perform on U.S. classified contracts. Additionally, we may not apply for an SCA or SSA until we have entered into negotiations for the proposed merger, acquisition, or similar business combination with a prospective target business, and it may take up to four to six months to finalize an SCA or SSA, which may impact our ability to consummate a transaction within 21 months.

According to the National Industrial Security Program Operating Manual (“NISPOM”), a company is under FOCI if a foreign person “has the power, direct or indirect, whether or not exercised, and whether or not exercisable through the ownership of the U.S. company’s securities, by contractual arrangements or other means, to direct or decide matters affecting the management or operations of that company in a manner which may result in unauthorized access to classified information or may adversely affect the performance of classified contracts.”

If, after the business combination, the ownership structure is not deemed to confer effective control or ownership by a foreign person but nonetheless allows a foreign person or persons to appoint a representative to the board, DSS may require an SCA, which would impose compliance obligations upon us. If the ownership structure is deemed to confer effective control or ownership by a foreign person, DSS may require an SSA with the DoD, which would impose even greater compliance obligations upon us. Failure to comply with these obligations could result in our not being able to maintain the requisite security clearances to access classified information and perform on U.S. classified contracts.

Our target business could be adversely affected by significant changes in the contracting or fiscal policies of the U.S. government, its governmental entities, and state and local governments.

The revenues of our target business may be substantially derived from contracts with federal, state and local governments and government agencies and subcontracts under federal government prime contracts and we believe that the growth of our target business may depend on our procurement of government contracts either directly or through prime contractors. For example, the U.S. federal government enacted a budget sequester which will reduce the planned discretionary spending authority of defense programs in each of the next ten years, while still maintaining an increase in discretionary budget authority over the same period. In addition, changes in government contracting policies or government budgetary constraints could directly affect the financial performance of our target business. Among the factors that could adversely affect our target business are:

•	changes in fiscal policies or decreases in available government funding;
•	changes in government programs or applicable requirements;
•	changes in the presidential administration or composition of Congress;
•	the adoption of new laws or regulations or changes to existing laws and regulations;
•	changes in political or social attitudes with respect to defense or national security issues; and
•	potential delays or changes in the government appropriations process.

These and other factors could cause the U.S. government, its governmental agencies, state and local governments, or prime contractors that may use our target business as a subcontractor, to reduce their purchases under existing contracts, to exercise their rights to terminate contracts at-will or to abstain from exercising options to renew contracts, any of which could have a material adverse effect on the business, financial condition and results of operations of our target business.

Government contracts typically must comply with complex procurement laws and regulations which may impose added costs on our target business’s operations.

If we acquire a target business that contracts directly with the federal government, our target business will likely have to comply with and will be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how they do business with their customers and may impose added costs on their business. For example, our target business or parties with which it does business will likely be subject to the Federal Acquisition Regulations (“FAR”) and all supplements (including those issued by DHS), which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. If a government review or investigation uncovers improper or illegal activities, our target business may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies, which could materially adversely affect our target business’s operations, prospects, financial condition or operating results. In addition, our target business or parties with which it does business will likely be subject to industrial security regulations of the DoD and other federal agencies that are designed to safeguard against foreign access to classified information. We may also be liable for systems and services failure and security breaks with respect to the solutions, services, products, or other applications we sell to the government. The government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair our target business’s ability to obtain new contracts.

Government contracts are subject to audit and cost adjustments, which could reduce the revenue of our target business, disrupt its business or otherwise adversely affect its results of operations.

Government agencies routinely audit and investigate government contracts and government contractors’ administrative processes and systems. These agencies review performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review the contracting parties’ compliance with regulations and policies and the adequacy of internal control systems and policies, including the purchasing, property, estimating, compensation and management information systems of our target business. Any costs found to be improperly allocated to a specific contract would not be reimbursed and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with requirements, our target business may be subjected to increased government oversight and approval that could delay or otherwise adversely affect its ability to compete for or perform contracts. Therefore, an unfavorable outcome to a government audit could cause the actual results of our target business to differ materially from those anticipated. If an investigation uncovers improper or illegal activities, our target business may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the government. In addition, our target business could suffer serious harm to its reputation if allegations of impropriety were made against it. Each of these results could cause the actual results of our target business to differ materially from those anticipated.

Our target business may derive significant revenue from contracts awarded through a competitive bidding process, and the failure to compete effectively in this procurement environment could have a material adverse effect on our target business’s prospects, financial condition and results of operations.

Government contracts are awarded through a competitive bidding process. A material portion of our target business’s operations in the future may be awarded through competitive bidding. The competitive bidding process presents a number of risks, including the following:

•	bids may be made on programs before the completion of their design, which may result in unforeseen difficulties and cost overruns;
•	substantial cost and managerial time and effort to prepare bids may be expended on proposals for contracts that may not be won;
•	it may be difficult to estimate accurately the resources and cost structure that will be required to service any contract won; and
•	expense and delay may be incurred if competitors protest or challenge awards of contracts to our target business in competitive bidding, and any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction, or modification of the awarded contract.

Budgetary pressures and changes in the procurement process have caused many government clients to increasingly purchase goods and services through indefinite delivery or indefinite quantity (“IDIQ”) contracts, General Services Administration (“GSA”) schedule contracts and other government-wide acquisition contracts. These contracts, some of which are awarded to multiple contractors, may result in increased competition and pricing pressure causing our target business to make sustained post-award efforts to realize revenue under each relevant contract. Our target business may not be able to successfully sell its services or otherwise increase revenues under these contracts. In addition, the net effect of such programs may reduce the number of bidding opportunities available to our target business. Moreover, even if our target business is qualified to work on a particular new contract, it may not be awarded business because of the government’s policy and practice of maintaining a diverse contracting base. Our target business’s failure to compete effectively in this procurement environment could have a material adverse effect on our target business’s prospects, financial condition and results of operations.

Our target business may be required to comply with complex procurement laws and regulations, including export restrictions, “Buy America” provisions or other regulatory barriers that may prevent realization of the target business’s full potential either domestically or internationally and could lead to increased operating costs.

Our target business may be required to comply with and may be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how it does business with its customers and may impose added costs on its business. For example, our target business or parties with which it does business may be subject to the FAR and all supplements (including those issued by DHS and the DoD), which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. In addition, our target business or parties with which it does business may be subject to industrial security regulations of the DoD and other federal agencies that are designed to regulate foreigners’ access to classified information. Our target business may also be liable for systems and services failures and security breaks with respect to the solutions, services, products, or other applications it sells to the government. If our target business was to come under undue foreign ownership, control or influence, its federal government customers could terminate or decide not to renew their contracts, which could impair the ability of our target business to obtain new contracts. The government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair the ability of our target business to obtain new contracts.

As the defense and national security environment continues to evolve, there may be additional Congressional or other regulatory action that could adversely affect the ability of the target business to pursue business opportunities overseas. The same could be true if the target business is internationally based and must deal with future “Buy America” provisions for federal government procurement.

The loss or impairment of a target business’s relationship with the federal government and its agencies could adversely affect our ability to generate revenues and achieve profitability following an acquisition.

Our target business may derive a substantial portion of its revenue from work performed under United States government contracts, either directly or as a subcontractor or supplier to a party performing under such a contract. If our target business or other business with which we had any such relationship was suspended, debarred, or prohibited from contracting with the federal government or state governments, or if any agencies of the federal government ceased doing business with it or significantly decreased the amount of business done with it, our target business’s prospects, financial condition and results of operations could be significantly impaired.

Our target business may regularly employ subcontractors to assist in satisfying its contractual obligations. If these subcontractors fail to adequately perform their contractual obligations, our target business’s prime contract performance and its ability to obtain future business could be materially and adversely affected.

The performance by our target business of government contracts may involve the issuance of subcontracts to other businesses upon which our target business may rely to perform all or a portion of the work it is obligated to deliver to customers. There is a risk that our target business may have disputes with subcontractors concerning a number of issues including the quality and timeliness of work performed by the subcontractor. A failure by one or more of our target business’s subcontractors to satisfactorily deliver on a timely basis the agreed-upon supplies or perform the agreed-upon services may materially and adversely affect the ability of our target business to perform its obligations as a prime contractor. In extreme cases, such subcontractor performance deficiencies could result in the government terminating our target business’s contract for default. A default termination could expose our target business to liability for excess costs of reprocurement by the government and have a material adverse effect on the ability of our target business to compete for future contracts.

If our target business cannot obtain or maintain the necessary security clearances, it may not be able to perform or continue to perform classified work for the government and the financial conditions and results of operations of our target business may suffer.

Certain government contracts may require the facilities of our target business and some of its employees to maintain security clearances. If our target business loses or is unable to obtain required security clearances, a customer can terminate a contract or decide not to renew it upon its expiration. As a result, to the extent our target business cannot obtain the required security clearances for its employees working on a particular contract, our target business may not derive the revenue anticipated from the contract, which, if not replaced with revenue from other contracts, could seriously harm its financial condition and results of operations.

Security breaches of sensitive government systems could result in the loss of customers and negative publicity.

Our target business may offer products and services involving managing and protecting information involved in defense, national security and other sensitive government functions. A security breach involving our target business’s products or services could cause serious harm to its business, result in negative publicity or prevent our target business from having further access to such critically sensitive information or other similarly sensitive areas for other governmental customers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “understand,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;
•	our financial performance following this offering;
•	our potential change in control if we acquire one or more target businesses for stock;
•	our use of proceeds held outside the trust account;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	the ability of our sponsor, officers and directors to generate a number of potential investment opportunities;
•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	our public shares’ potential liquidity and trading;
•	our potential ability to obtain additional financing to complete our initial business combination;
•	our pool of prospective target businesses;
•	the lack of a market for our shares;
•	our ability to respond to changes in the defense and national security sectors; or
•	our ability to respond to changes in the contracting or fiscal policies of governments and government agencies.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private placement shares (all of which will be deposited into the trust account), will be used as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$60,000,000		$69,000,000
From private placement	5,850,000		5,850,000
Total gross proceeds	$65,850,000		$74,850,000
Offering expenses(1)
Underwriting discount (3.00% of gross proceeds from shares offered to public, excluding deferred portion)(2)	$1,800,000	(3)	$2,070,000 (3)
Legal fees and expenses	350,000		350,000
NASDAQ listing fee	50,000		50,000
Printing and engraving expenses	45,000		45,000
Accounting fees and expenses	45,000		45,000
FINRA filing fee	15,000		15,000
SEC registration fee	15,000		15,000
Travel and roadshow	30,000		30,000
Miscellaneous expenses	50,000		50,000
Total offering expenses	$2,400,000		$2,670,000
Net proceeds
Held in the trust	62,700,000		71,430,000
Held outside the trust account	750,000		750,000
Total net proceeds	$63,450,000		$72,180,000
Use of net proceeds held outside the trust account(4)(5)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination	$350,000		36%
Due diligence of prospective target businesses by officers, directors and sponsor	150,000		15%
Legal and accounting fees relating to SEC reporting obligations	100,000		10%
Payment of administrative fee to Global Defense & National Security Holdings LLC ($10,000 per month for up to 21 months)	210,000		22%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	160,000		16%
Total	$970,000	(6)	100%

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the NASDAQ listing fee and a portion of the legal and audit fees, have been paid from the funds we received from our sponsor as part of the $50,000 non-interest bearing loan. This initial loan advance will be repaid out of the proceeds of this offering available to us.
(2)	We have agreed to pay the underwriters deferred commissions in an amount equal to approximately $0.28 per share, or $1,650,000 in the aggregate (or approximately $1,897,500 in the aggregate if the over-allotment option is exercised in full), from our trust account upon closing of our initial business combination, as described in this prospectus. The deferred commissions will be released to the underwriters only on completion of our initial business combination, as described in this prospectus.
(3)	No discounts or commissions will be paid with respect to the purchase of the private placement shares.

(4)	The amount of proceeds held outside the trust account will remain constant at $750,000 even if the over-allotment is exercised.
(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(6)	The longer it takes us to complete our initial business combination, the more likely it will be that the $750,000 of net proceeds of this offering held outside the trust account will not be sufficient to satisfy our working capital needs. If the funds held outside the trust account, together with the up to $220,000 in convertible loans made to us by our sponsor or its affiliates, are insufficient to meet our working capital needs following the consummation of this offering, we expect that such shortfall will be fulfilled by additional convertible loans made to us by our sponsor or its affiliates, which loans will have no recourse against funds held in the trust account. However, our sponsor and its affiliates have made no commitment to fund any amounts in excess of such shortfall. Any such loan would be evidenced by a promissory note and would be in addition to the $50,000 our sponsor has already loaned us. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the sponsor’s discretion, the notes may be converted into shares of common stock at the higher of $10.00 per share and the 30-day trailing average of the closing price per share. If we do not complete a business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Our sponsor has committed that it and/or its designees will purchase the private placement shares (for an aggregate purchase price of $5,850,000) from us on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$62,700,000, or $71,430,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private placement shares, including the deferred commissions, will be placed in a trust account in the United States at Wells Fargo Bank, N.A., maintained by American Stock Transfer & Trust Company, as trustee. The funds held in the trust account will be invested only in United States government treasury bills having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries, so that we are not deemed to be an investment company under the Investment Company Act. We undertake not to draw down interest earned on funds held in trust other than for franchise and income taxes to cover working capital expenses of the business. Expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering held outside the trust account of approximately $750,000 and up to $220,000 in loans made to us by our sponsor or its affiliates. Any such loan would be evidenced by a promissory note and would be in addition to the $50,000 our sponsor has already loaned us. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the sponsor’s discretion, the notes may be converted into shares of common stock at the higher of $10.00 per share and the 30-day trailing average of the closing price per share. If the funds held outside the trust account, together with the up to $220,000 in loans made to us by our sponsor or its affiliates, are insufficient to meet our working capital needs following the consummation of this offering, we expect that such shortfall will be fulfilled by additional convertible loans made to us by our sponsor or its affiliates, which loans will have no recourse against funds held in the trust account. However, our sponsor and its affiliates have made no commitment to fund any such amounts. If we do not complete a business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

The payment to our sponsor of a monthly fee of $10,000 is for general and administrative services including office space at a number of premises, utilities and secretarial support. This arrangement is being agreed to by our sponsor for our benefit and is not intended to provide our sponsor with compensation in lieu of a salary. We believe, based on fees for similar services in the Washington, D.C. or New York metropolitan areas, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month fee, no compensation of any kind (including finder’s and consulting fees or other similar compensation) will be paid to our sponsor, members of our management team or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants, clients or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for our initial business combination will be approximately $750,000.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and has agreed not to seek repayment of such expenses.

As of the date of this prospectus, our sponsor has loaned to us an aggregate of $50,000 to be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the NASDAQ listing fee and a portion of the legal and audit fees and expenses. The loans are payable without interest on the earlier of (1) June 30, 2014, (2) the date on which we consummate our initial public offering and (3) the date on which we determine to not proceed with our initial public offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of (1) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period or (2) if that public stockholder elects to convert shares of common stock in connection with a stockholder vote or sells such shares to us in a tender offer. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount so that our sponsor’s ownership interest after giving effect to the offering is 22.5% of our issued and outstanding shares of our common stock upon the consummation of this offering (excluding ownership of the private placement shares). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be converted into cash or sold back to us), by the number of outstanding shares of common stock.

At July 19, 2013, our net tangible book value was $(97,036). After giving effect to the sale of 6,000,000 shares of common stock we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the private placement shares, our pro forma net tangible book value at July 19, 2013 would have been $5,000,007 or $1.73 per share, representing an immediate increase in net tangible book value of $1.78 per share to the sponsor and an immediate dilution of 82.7% per share or $8.27 to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $56,823,004 less than it otherwise would have been because if we effect our initial business combination, the conversion rights if we hold a meeting or our tender offer to the public stockholders (but not our sponsor) may result in the conversion or repurchase of up to 5,437,608 shares sold in this offering.

The following table illustrates the dilution to our public stockholders on a per-share basis:

Public offering price		$10.00
Net tangible book value before this offering	$(0.05)
Increase attributable to new investors and private sales	1.78
Pro forma net tangible book value after this offering		$1.73
Dilution to new investors		$8.27
Percentage of dilution to new investors		82.7%

The following table sets forth information with respect to our sponsor and the new investors:

	Shares Purchased			Total Consideration
	Number		Percentage	Amount	Percentage
Sponsor	$2,326,935	(1)	27.9%	$5,875,000	8.9%	$2.52
New investors	6,000,000		72.1%	60,000,000	91.1%	10.00
	$8,326,935		100.0%	$65,875,00	100.0%

(1)	Assumes the over-allotment option has not been exercised in full and an aggregate of up to 261,290 sponsor’s shares have been mandatorily redeemed as a result thereof.

The pro forma net tangible book value per share after the offering (assuming the over-allotment option has not been exercised) is calculated as follows:

Numerator:
Net tangible book value before the offering	$(97,036)
Net proceeds from this offering and private placement of private placement shares	63,450,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	120,047
Less: Underwriters’ deferred commissions of 2.75%	(1,650,000)
Less: Proceeds held in the trust account subject to conversion/tender	(56,823,004)
	$5,000,007
Denominator:
Shares of common stock outstanding prior to this offering	2,003,225
Less: Shares subject to forfeiture assuming no over-allotment option exercised	(261,290	)(1)
Shares of common stock to be sold in this offering	6,000,000
Shares of common stock to be sold to insiders in private placement	585,000
Less: Shares subject to conversion/tender	(5,437,608)
	2,889,327

(1)	Assumes that the underwriters’ over-allotment option has not been exercised in full and an aggregate of up to 261,290 sponsor’s shares have been mandatorily redeemed as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at July 19, 2013 and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our shares and the private placement shares and the application of the estimated net proceeds derived from the sale of such securities:

	July 19, 2013
	Actual	As Adjusted(1)
Note payable to related parties(2)	$50,000	—
Underwriting fee payable	—	$1,650,000
Common stock, $0.0001 par value, -0- and 5,437,608 shares which are subject to possible conversion or tender(3)	—	56,823,004
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 2,003,225 shares issued and outstanding, actual; 100,000,000 shares authorized; 2,889,327 shares(4) issued and outstanding (excluding shares subject to possible conversion or tender), as adjusted	200	289
Additional paid-in capital	24,800	4,999,718
Deficit accumulated during the development stage	(1,989)	—
Total stockholders’ equity:	$23,011	$5,000,007
Total capitalization	$73,011	$63,473,001

(1)	Includes the $5,850,000 we will receive from the sale of the private placement shares. Assumes the over-allotment option has not been exercised in full.
(2)	The note payable to affiliates is a promissory note issued in the aggregate amount of $50,000 to our sponsor. The note is non-interest bearing and is payable on the earliest to occur of (1) June 30, 2014, (2) the consummation of this offering and (3) the date on which the Company determines not to proceed with this offering.
(3)	Upon the consummation of our initial business combination, we will provide our stockholders with the opportunity to convert or tender their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less franchise and income taxes to the extent they may be paid from interest earned on the trust account, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.
(4)	Assumes the over-allotment option has not been exercised in full and an aggregate of up to 261,290 sponsor’s shares have been mandatorily redeemed by our sponsor as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations in conjunction with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion and analysis includes forward-looking information that involves risks, uncertainties and assumptions. Our actual results and the timing of events could differ materially from those anticipated by these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus.

We were formed on July 3, 2013 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus on companies in the United States operating in the defense and national security sectors. We intend to utilize cash derived from the proceeds of this offering and the private placement of the private placement shares, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination. The issuance of additional shares of common stock or preferred stock in our initial business combination:

•	may significantly dilute the equity interest of our investors in this offering who would not have pre-emption rights in respect of any such issuance;
•	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

As indicated in the accompanying financial statements, at July 19, 2013, we had $75,000 in cash and cash equivalents and a working capital deficiency of $97,036. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the sponsor’s shares, and loans from our sponsor in an aggregate amount of $50,000 that is more fully described below. The net proceeds from (1) the sale of the shares in this offering, after deducting offering expenses of approximately $600,000 and underwriting discounts and commissions of $1,800,000 (or $2,070,000 if the over-allotment option is exercised in full) and (2) the sale of the private placement shares for a purchase price of $5,850,000, will be $63,450,000 (or $72,180,000 if the over-allotment option is exercised in full). $62,700,000 (or $71,430,000 if the over-allotment option is exercised in full) will be held in the trust account, which includes the deferred commissions. The remaining $750,000 will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $750,000 of net proceeds held outside the trust account and up to $220,000 in loans made to us by our sponsor or its affiliates will be sufficient to allow us to operate for at least the next 21 months, assuming that a business combination is not consummated during that time. The longer it takes us to complete our initial business combination, the more likely it will be that the $750,000 of net proceeds of this offering held outside the trust account will not be sufficient to satisfy our working capital needs. Any such loan would be evidenced by a promissory note and would be in addition to the $50,000 our sponsor has already loaned us. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the sponsor’s discretion, the notes may be converted into shares of common stock at the higher of $10.00 per share and the 30-day trailing average of the closing price per share. If the funds held outside the trust account, together with the up to $220,000 in loans made to us by our sponsor or its affiliates, are insufficient to meet our working capital needs following the consummation of this offering, we expect that such shortfall will be fulfilled by additional convertible loans made to us by our sponsor or its affiliates, which loans will have no recourse against funds held in the trust account. However, our sponsor and its affiliates have made no commitment to fund any amounts in excess of such shortfall. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants, clients or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$350,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination;
•	$150,000 of expenses for the due diligence and investigation of a target business by our officers, directors and sponsor;
•	$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$210,000 for the payment of the administrative fee to our sponsor (of $10,000 per month for up to 21 months); and
•	$160,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

As of the date of this prospectus, our sponsor has loaned an aggregate of $50,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans are payable without interest on the earlier of (1) June 30, 2014, (2) the date on which we consummate our initial public offering and (3) the date on which we determine to not proceed with our initial public offering. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

We are obligated, commencing on the date of this prospectus, to pay our sponsor a monthly fee of $10,000 for general and administrative services.

Our sponsor has committed that it and/or its designees will purchase an aggregate of 585,000 private placement shares at $10.00 per share (for a total purchase price of $5,850,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

In the event that the $750,000 of net proceeds of this offering held outside the trust account will not be sufficient to satisfy our working capital needs, our sponsor has committed that it or its affiliates will make up to $220,000 in loans to us to pay for expenses incurred by us prior to our initial business combination. Any such loan would be evidenced by a promissory note and would be in addition to the $50,000 our sponsor has already loaned us. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the sponsor’s discretion, the notes may be converted into shares of common stock at the higher of $10.00 per share and the 30-day trailing average of the closing price per share. If the funds held outside the trust account, together with the up to $220,000 in loans made to us by our sponsor or its affiliates, are insufficient to meet our working capital needs following the consummation of this offering, we expect that such shortfall will be fulfilled by additional convertible loans made to us by our sponsor or its affiliates, which loans will have no recourse against funds held in the trust account. However, our sponsor and its affiliates have made no commitment to fund any such amounts. If we do not complete a business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required beyond the initial funds held outside the trust account. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans may be convertible into shares of common stock of the post business combination entity at the higher of a price of $10.00 and the price at the time of combination per share at the option of the lender. We believe the $10.00 per share purchase price of these shares will approximate the fair value of such shares when issued. However, if it is determined, at the time of issuance, that the fair value of such shares exceeds the $10.00 per share purchase price, we would record compensation expense for the excess of the fair value of the shares on the day of issuance over the $10.00 per share purchase price in accordance with ASC 718 — Compensation — Stock Compensation.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal controls requirement of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2014. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we cease to qualify as an emerging growth company, which may be up to five full years following the date of this offering. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target.

Our efforts to identify an initial business combination will not be limited to a particular industry or geographic region, although we intend to focus on companies in the United States operating in the defense and national security sectors.

Industry Overview

U.S. government defense and national security spending, incorporating multiple federal agencies and departments, is driven by a complex range of persistent and evolving threats to the U.S. homeland and to its interests overseas. Over the last decade, the U.S. government has realigned the strategic priorities of the U.S. national security community, its capabilities and posture to achieve a sustainable balance between the ability to face down conventional threats from opposing states, the ability to combat non-state actors or asymmetric threats, and the ability to defeat threats from new technologies. These efforts have been concentrated on counter-terrorism, stabilizing fragile regions of strategic importance to the U.S., and counterinsurgency. Most recently, these efforts have also addressed contemporary threats and challenges, such as those related to information and cybersecurity and the associated threats to critical national infrastructure.

In each case, emphasis has been given to developing new technologically-driven capabilities to strengthen operational decision making through improved information and intelligence, deliver precision in offensive operations in complex environments, and strengthen both defensive and offensive capabilities in the cyber domain. In addition, strategic priorities under increasing budgetary focus are shifting from the acquisition of new platforms to the modernization of legacy defense systems and platforms with new technologies. Secretary of Defense Chuck Hagel espoused this view in a statement on the DoD’s FY 2014 budget request: “Over the last four years, the Department has canceled or curtailed more than 30 major acquisition programs, rebalancing our portfolio towards platforms better suited to 21st century security challenges, and making new investments in areas like cyber and advanced intelligence, surveillance and reconnaissance capabilities.”

U.S. national security is entrusted to a wide range of government organizations, including the Department of Defense (“DoD”), Department of Homeland Security (“DHS”), Department of State (“DoS”), and the Intelligence Community. The FY 2014 DoD budget request accounts for approximately 16.7% of the total budget authority requested by the current Administration. The DoD budget request is $606.1 billion, including a base budget of $526.6 billion and a budget of $79.4 billion for overseas contingency operations. The President has requested a budget of $39.0 billion for DHS and $47.8 billion for DoS.

U.S. national security activities are also conducted by the U.S. Intelligence Community, a group composed of 17 agencies, departments, organizations, and branches of the U.S. military which are organized to gather, analyze, and distribute intelligence (the “Intelligence Community”). For FY 2014, the collective base budget of the Intelligence Community included $14.6 billion for the Military Intelligence Program and $48.2 billion for the National Intelligence Program.

Critical to supporting a wide range of government organizations, including the DoD, DHS, DoS and the Intelligence Community, in their national security initiatives, are the products and services related to information technology. According to the Federal Chief Information Officer, the federal IT budget request for FY 2014 is approximately $82 billion, of which cybersecurity-related programs and activities account for $13 billion, or 16% of the total budget. The DoD IT budget request is $39.6 billion for the same period, of which cybersecurity-related program spend is $4.7 billion, representing 12% of the FY 2014 DoD IT budget and 18% growth over 2013.

We outline below the key areas of capability that we believe the U.S. government will continue to prioritize as critical to its defense and national security strategies and that we believe will drive continued growth in our target markets.

Data Collection, Management and Analysis

The growth and advances in sensor capabilities on unmanned aerial vehicles, satellites, sonar, and other technologies, have greatly improved the quality of data (e.g. images, geo-location data, communications, etc.) that is collected, and has also increased the volume of data that is being stored and managed. Over the last decade, “Big Data” (large quantities of unstructured data), technologies and tools, and human analysis techniques have been developed by DoD and the Intelligence Community to manage and analyze the data in aggregate, in order to identify, uncover and connect raw data elements to produce intelligence which can then form the basis for vital operational decisions.

The need to rapidly create effective actionable intelligence from Big Data is driving the demand for solutions that offer robust data storage and analysis tools that can parse, correlate and fuse unrelated data and convert it into usable intelligence, swiftly and reliably. We believe the U.S. Intelligence Community, DoD and other federal agencies will continue to invest in the development of tools and technologies in many aspects of the intelligence cycle (e.g. collection, management, analysis, correlation, fusion and dissemination) in order to increase the speed with which they are able to gather, process and analyze intelligence in order to locate and neutralize threats.

Demand will be driven by the DoD, as well as other government agencies, each with specific data and analytical requirements tailored to their specialized missions. These agencies include, but are not limited to the following:

Agency or Department	Description
National Geospatial-Intelligence Agency	The primary manager of geospatial intelligence within the U.S. government
National Security Agency	Responsible for providing signals intelligence and information assurance capabilities to the U.S. government and military
Central Intelligence Agency	Responsible for providing national security intelligence to senior policy makers and carries out the “intelligence cycle,” involving the collection, analysis and dissemination of intelligence information
Defense Intelligence Agency	Responsible for providing intelligence to warfighters, defense planners, and policymakers
Department of Justice	Responsible for enforcing federal law, ensuring public safety, and preventing and controlling crime
Federal Bureau of Investigation	Serves as the federal criminal investigation body and U.S. domestic counterintelligence agency
Department of Homeland Security	The federal department charged with preparing for, preventing, and responding to terrorism and other threats to the U.S.

Cybersecurity and Secure Information Systems

Cyber attacks target networks and attempt to disrupt or sabotage information and control systems. Cyber attacks targeting networks to access sensitive data, disrupt systems and operations, and sabotage critical infrastructure are increasing in both frequency and sophistication, with perpetrators able to operate individually or in organized cells from anywhere in the world as part of terrorist, criminal or state networks. In recognition of these dynamics and the threats they pose to U.S. national security, the U.S. government is channeling greater resources into the drive to identify the sources of such attacks and develop and implement effective counter-measures. Although this drive is not simply a matter of technology, we believe that the development of advanced technological responses will remain the key element of defending networks, systems and critical infrastructure.

DoD has led the way in recognizing the need to fund cybersecurity initiatives. In 2009, the department established Cyber Command with the mandate to plan, coordinate, integrate, synchronize, and direct activities to operate and defend DoD information networks and conduct military operations. In the requested 2014 budget, Defense Secretary Hagel has identified cybersecurity as one of DoD’s key priorities.

In addition to DoD, several other departments and agencies have also requested funding for cybersecurity initiatives in their FY 2014 budget requests. DHS, for example, plans to continue funding initiatives to “secure U.S. information and financial systems and to defend against cyber threats to private sector and federal systems, the Nation’s critical infrastructure, and the U.S. economy.” Also included in its request are “enhancements to the National Cybersecurity Protection System to prevent and detect intrusions on government computer systems.”

The Department of Justice has requested increased funding for cybersecurity initiatives within the FBI, National Security and Criminal Divisions. The largest portion of requested funding supports the FBI’s “Next Generation Cyber Initiative,” geared towards enhancing its capabilities to combat the most serious cyber threats from criminal and terrorist networks and foreign states. The FBI is also seeking to increase cyber investigation capabilities and victim identification, improve cyber collection and analysis, and extend centralized analytical capabilities.

Mission Critical Systems and Support Services

The operations of U.S. defense and federal agencies and the national security community demand a wide variety of technology-based systems and information that are increasingly integrated with support services and solutions in order to successfully offer a range of capabilities that support specific essential missions. These areas include, but are not limited to, C4ISR (“command, control, communications, computers, intelligence, surveillance, and reconnaissance”), information technology and related services, and other key support services.

Military operations and the modern warfighter rely on integrated technology platforms comprised of C4ISR systems and related information technology architectures (“Mission IT”). These platforms link networks of signals and sensors to people and platforms, providing greater interoperability within and between allied defense forces, enabling intelligent decision making, and delivering more operationally and cost-effective solutions to the defense and national security communities. In addition, the continuous reliance on C4ISR systems and Mission IT demands the frequent maintenance and upgrade of the platforms. The federal government procures systems and software engineering, integration, and technology development services to ensure that the technology is able to perform effectively, address evolving and complex challenges, and be customized for specific missions.

Information technology in the federal government spans a variety of initiatives in addition to areas focused on mission-oriented defense and national security, such as the growth and management of the significant administrative IT backbone of the defense and intelligence communities which enables more routine but necessary communication. In addition, there is a complex systems architecture for managing the health and welfare of personnel. Furthermore, technology advancements have enabled new capabilities in information sharing which DoD and federal agencies are seeking. These agencies are focused on expanding, upgrading, and integrating their IT architecture to enhance information security, facilitate information sharing, increase efficiency, and mitigate costs.

The federal government also provides long-term funding for a variety of additional specialized technical services, such as mission specific consulting, training and support services, logistics, repair and maintenance, procurement and supply chain management. We believe the ability of the DoD to provide these services rapidly and efficiently, often on an “on call” basis throughout the world, is critical.

Modernization of Legacy Defense Systems and Platforms with New Technologies

We believe that there is a significant need and continuing demand for advanced capabilities on land, air and sea platforms. This demand has traditionally been met through the acquisition of new platforms. However, after a decade of uninterrupted growth, federal spending has come under pressure given continued budget deficits; and while the demand for new and advanced capabilities is strong, we believe spending will be increasingly prioritized to reflect a more balanced approach, with greater emphasis given to the modernization of certain legacy defense systems and platforms with new technologies, including the insertion of new technologies and capabilities on older platforms, the use of commercial off-the-shelf solutions and the integration of these systems with existing architectures. This approach, which we believe is likely to persist for the foreseeable future, should enable the DoD and other agencies to achieve similar capabilities and outcomes from upgraded platforms as from new platforms, more cost effectively and with shorter procurement cycles.

DoD continues to request funding to support its modernization programs of existing aircraft and naval platforms. For example, DoD has requested funding for the insertion of modern radar on legacy aircraft platforms, such as the F-22, and nearly 400 F-15s. Additionally, DoD has requested funding for current offensive and defensive weapon systems and related technologies as part of a ship modernization effort. This upgrade is designed to improve combat capabilities on the Navy’s Destroyers so that the ships will remain mission-effective to the end of their intended service lives, an estimated 35 years. A second major objective is to make the ships less expensive to operate, maintain, and modernize over the remainder of their lives. Additionally, the U.S. Air Force is in the early phases of a fleet-wide technological upgrade of its B-52 bombers which will increase the suite of electronics, communications technology, computing, and avionics available in the cockpit. Most of the current fleet of B-52 bombers were initially fielded in the 1960s and is currently scheduled to last until 2040, depending upon the level of use of the aircraft.

Business Strategy

Our management team intends to focus on increasing stockholder value through both acquisitions and organic growth. Consistent with this strategy, we believe the following general criteria and guidelines are important in evaluating prospective target businesses. We intend to use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not necessarily meet these criteria and guidelines.

Strong Competitive Position in Industry

We intend to focus on companies located in the United States that have leading or niche market positions in the defense and national security sectors and compelling business fundamentals. We will analyze the strengths and weaknesses of target businesses relative to the competitive environment, with a particular emphasis on intellectual property, technological advantage, breadth, depth and relevance of capabilities, contract and pipeline strength, contract performance, barriers to entry, capital investment, and brand recognition.

Mission Critical Capabilities that Address a Market Need

We intend to target companies that are focused on developing next generation technologies and that have capabilities directly applicable to the stated FY 2014 budget priorities of the DoD, DHS, DoS, and the Intelligence Community. These capabilities include, but are not limited to, software engineering, systems engineering and integration, mission systems IT and architectures, and operational support services.

Software Engineering capabilities include designing, developing, documenting, testing, integrating and implementing custom software modules and solutions focused on defense and Intelligence Community applications. These include applications that provide users with real-time sensor control and fusion, data integration and correlation, and communications management. These cross-domain solutions enhance knowledge management, automate navigation systems and effect decision support systems.

Systems Engineering and Integration capabilities include designing, developing and implementing custom C4ISR mission systems for improved communications and decision support, and providing solutions and services relating to data links and fusion, network topology, integration of diverse and disparate sensors, geospatial systems and modernization of legacy defense systems and platforms with new technologies through the integration of sensors, components and devices.

Mission IT and Architectures capabilities include designing, developing and running mission-critical information technology systems as an integral part of the overarching system architectures. This includes the development of a set of requirements that are combined with subject matter expertise (e.g., intelligence and C4ISR) and information technology capabilities to develop new operational approaches and methodologies.

Operational Support Services capabilities include providing specialized technical services, such as mission-specific consulting, training and capacity building, worldwide logistics, operation and maintenance, and supply chain management.

Opportunities for Platform Growth

We will seek to acquire one or more businesses that, through our position as a strategic operator with a strong track record of supporting the U.S. national security mission and our associated industry relationships, we believe can be grown both organically and through additional acquisitions. We will look to acquire businesses that are providing solutions in areas prioritized by the U.S. government for posing the greatest threats to U.S. national security. We may initially consider those sectors that complement our management team’s background and broad network of industry relationships.

Established Companies with Compelling Financial Metrics

We will seek to acquire established companies with compelling financial metrics. These metrics would include, but not be limited to, recurring revenue streams with opportunities for growth, diverse customer base with long-term contracts, strong margins, low requirements for working capital and capital expenditure, and scalability potential. Although we are not restricted from doing so, we do not intend to acquire start-up companies.

Opportunities To Create Synergies and Increase Intrinsic Value

We will seek to acquire companies whose business opportunities, operations, and financial position can benefit from the expertise of Global Strategies Group. Given Global Strategies Group’s history as a strategic operator and investor in these sectors, we have the ability to generate synergies and open new growth opportunities for our initial business acquisition, thereby increasing the intrinsic value of the business. We believe we can do this by exploiting our proven entrepreneurial mindset, leveraging our industry relationships, creating transformational growth through investments, and emphasizing business best practices.

Invest in a Motivated and Capable Management Team

We will seek to acquire businesses with experienced management teams who have a substantial personal stake in the performance of the acquired businesses. We will focus on management teams with a track record of consistent financial performance. We anticipate that our own officers and directors will complement, not replace, the skills of the target company’s management team. If necessary, we will assess opportunities to improve a target’s management team and to recruit additional talent through our extensive network of contacts.

Competitive Strengths

We believe we have the following demonstrable and recognized competitive strengths:

Deep Domain Experience and Knowledge

Global Strategies Group has founded, developed, grown, acquired and sold businesses in the U.S. defense and national security sectors since 2004, and has separately operated businesses at the nexus of defense and national security, supporting U.S. interests worldwide since 1998. Global Strategies Group has a track record of developing and sustaining long-term relationships with the departments and agencies that make up the U.S. defense and national security communities. Global Strategies Group has delivered a large number of major, complex contracts both within the U.S. and on deployed operations overseas, including those requiring integrated and technology-enhanced defense and national security solutions. Global Strategies Group’s capabilities have been delivered to numerous U.S. governmental clients, including the DoD, the Intelligence Community, and DoS. In the U.S., Global Strategies Group has operated under CFIUS governance, including under Special Security Agreement and Security Control Agreement Boards. In the U.S., employees of Global Strategies Group companies have held, and continue to hold, top secret clearances.

Our management team has extensive experience and understanding of the U.S. defense and national security mission and the market dynamics impacting on the U.S. defense industry. Team members have founded, operated and mentored successful companies delivering programs across many of the main U.S. departments and agencies charged with upholding U.S. national security, and worked on a broad range of mergers and acquisitions (“M&A”) transactions in the defense and national security sectors.

Our Chairman, Damian Perl, is Chairman and Chief Executive Officer of Global Strategies Group, an international defense and national security business that delivers complex programs for government clients worldwide, and was founded by Mr. Perl in 1998. In this capacity, he acquired SFA, Inc. and The Analysis Corporation in 2007, bringing them together to form Global Defense Technology & Systems, Inc. (“GTEC”) He was a Director of GTEC from April 2009 to its sale in 2011, and was instrumental in its IPO on NASDAQ in November 2009. Our Chief Executive Officer, President and Director, Dale R. Davis, is the Executive Vice President (Operations) for Global Strategies Group. Since joining GLOBAL in 2006, he has been responsible for the design and management of multiple complex government defense and national security projects, and for developing and implementing numerous business development strategies within the U.S. and internationally. Our Chief Financial Officer and Treasurer, Craig Dawson, is a Director of Global Strategies Group. Having joined GLOBAL in 2009, he heads GLOBAL’s treasury and taxation functions and serves as the technical financial reporting expert for GLOBAL under IFRS. He led Global Strategies Group’s financial support team in the IPO of GTEC on NASDAQ in 2009. Previously, Mr. Dawson held a number of positions with Deloitte LLP from 2004 to 2009, working in the U.S., U.K. and South Africa. Our Secretary and Director, Frederic Cassis, is the Director of Legal and Compliance for Global Strategies Group, responsible for overseeing GLOBAL’s corporate structure, legal affairs and regulatory compliance. Prior to joining GLOBAL in 2008, he practiced for several years as a corporate and commercial litigation lawyer. Gavin Long, who is expected to be named our Senior Vice President of Corporate Development upon the consummation of this offering, is Senior Vice President, Corporate Development of Global Strategies Group. From 2011 to 2013, he was a Managing Director at Civitas Group, formulating and executing M&A strategies for large defense contractors. He worked for BAE Systems from 2008 to 2010, developing its investment strategy in the intelligence and security markets. Prior to BAE, Mr. Long was employed by Imperial Capital, developing the M&A strategies of several private equity groups. Mr. Long began his career with Arthur Andersen Corporate Finance in its Technology M&A practice.

Acquisition Sourcing Expertise and Extensive Contacts

Over the course of their careers, our management team and board of directors have developed an international network of contacts and working relationships with principals, as well as intermediaries, who constitute an important source for prospective business transactions. The team is comprised of members with a collective experience of over 40 years in operating, advising, acquiring, financing, and selling private and public companies. We believe that this network of contacts and relationships will provide us with an important source of investment opportunities.

In addition, we anticipate that candidates for our initial business combination will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds, and large business enterprises seeking to divest noncore assets.

Global Strategies Group has a track record of generating strong returns in the defense and national security sectors. For example, in 2011, Global Strategies Group sold Global Defense Technology & Systems, which was the culmination of sourcing the original platform, acquiring and integrating additional businesses, and generating a strong return for stockholders in its final sale. Global Strategies Group:

•	Acquired SFA, Inc. and The Analysis Corporation in February 2007 for $89.4 million;
•	Successfully grew and managed the business through its initial public offering as GLOBAL Defense Technology & Systems, Inc. (“GTEC”) in November 2009;
•	Made add-on acquisitions of Zytel Corp. and Signature Government Solutions in 2010 for combined $80.7 million; and
•	Sold GTEC in April 2011 for $315 million. The share price was $13.00 at its initial public offering and $24.25 at the time of sale.

Significant Operational Expertise and Business Development Capabilities

The Global Strategies Group team will bring to bear its experience as an investor in, operator of, and mentor to defense and national security businesses and their management teams, on our initial business acquisition. As the current owner and operator of a defense, security, and intelligence group, the Global Strategies Group team has deep domain experience and the ability to enhance our initial business acquisition’s business through:

•	business synergies with other parts of Global Strategies Group;
•	access to the wider U.S. market;
•	access to international markets, where appropriate;
•	enabling management to continue participating in the business, both operationally and financially, and later exit in a liquidity event; and
•	establishing nimble, dynamic and market-leading business practices.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial Position

With cash available for a business combination initially in the amount of approximately $61,050,000 million after payment of approximately $1,650,000 of deferred underwriting fees (or $69,532,500 million after payment of approximately $1,897,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations, or strengthening its balance sheet by reducing its debt ratio.

Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination thereof, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Offering Structure

Unlike other blank check companies that sell units comprised of shares of common stock and warrants in their initial public offerings, we are only selling shares of common stock in this offering. Because the dilutive effects of the warrants found in the typical structure of other blank check initial public offerings is not present in our case, we believe we will be viewed more favorably by potential target companies when compared to other companies with dilutive securities outstanding, including other blank check companies.

Additionally, we undertake not to draw down interest earned on funds held in trust other than for franchise and income taxes. Expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering held outside the trust account of approximately $750,000 and up to $220,000 in loans made to us by our sponsor or its affiliates. Any such loan would be evidenced by a promissory note and would be in addition to the $50,000 our sponsor has already loaned us. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the sponsor’s discretion, the notes may be converted into shares of common stock at the higher of $10.00 per share and the 30-day trailing average of the closing price per share. If the funds held outside the trust account, together with the up to $220,000 in loans made to us by our sponsor or its affiliates, are insufficient to meet our working capital needs following the consummation of this offering, we expect that such shortfall will be fulfilled by additional convertible loans made to us by our sponsor or its affiliates, which loans will have no recourse against funds held in the trust account. However, our sponsor and its affiliates have made no commitment to fund any amounts in excess of such shortfall. If we do not complete a business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private placement shares, our capital stock, debt or a combination of these in effecting our initial business combination. Although substantially all of the net proceeds of this offering and the private placement of private placement shares are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. Our initial business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We Have Not Identified a Target Business

To date, we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we may not be able to locate a target business, and we may not be able to engage in a business combination with a target business on favorable terms or at all.

We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect our initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there will be numerous acquisition candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our sponsor, our officers or directors and their respective affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our sponsor, our officers or directors or their respective affiliates be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than the repayment of the $50,000 loan from our sponsor and reimbursement of any out-of-pocket expenses. We have no present intention to enter into a business combination with a target business that is affiliated with our sponsor or any of our officers or directors, including (1) an entity that is affiliated with any of the foregoing, (2) an entity in which any of the foregoing or their affiliates are currently passive investors, (3) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (4) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them. However, we are not restricted from entering into any such transactions and may do so if (1) such transaction is approved by a majority of our disinterested and independent directors (if we have any at that time) and (2) we obtain an opinion from an independent investment banking firm which is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a Target Business and Structuring of Our Initial Business Combination

Subject to the limitation that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination (excluding deferred underwriting fees and taxes payable on the income earned on the trust account), as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Except for the general criteria and guidelines set forth above under the caption “Business Strategy,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Furthermore, we do not have any specific requirements with respect to the value of a prospective target business as compared to our net assets or the funds held in the trust account. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	competitive position;
•	mission critical capabilities that address a market need;
•	growth potential;
•	financial condition and results of operation;
•	opportunities to create synergies and increase intrinsic value;
•	motivation, experience and skill of management and availability of additional personnel;
•	brand recognition and potential;
•	capital requirements;

•	barriers to entry;
•	stage of development of the products, processes or services;
•	existing distribution and potential for expansion;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	regulatory environment of the industry;
•	costs associated with effecting the business combination;
•	industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and
•	macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete our initial business combination remain to be determined. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to the NASDAQ listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination (excluding deferred underwriting fees and taxes payable on the income earned on the trust account), although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business. If we acquire less than 100% of the equity interests or assets of the target business, we will not enter into a business combination unless the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940. If we acquire less than 100% of the equity interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the trust account balance. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

We may seek to effect a business combination with more than one target business, and there is no required minimum valuation standard for any target at the time of such acquisition. We expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. By consummating our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination; and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management Team

Although we intend to scrutinize the management team of a prospective target business when evaluating the desirability of effecting our initial business combination, our assessment of the target business’ management team may not prove to be correct. In addition, the future management team may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following our initial business combination remains to be determined. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following our initial business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to our initial business combination. Moreover, they would only be able to remain with the company after the consummation of our initial business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel as individuals may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. The amount in the trust account is initially anticipated to be $10.45 per share, or approximately $10.35 per share if the underwriters’ over-allotment option is exercised in full. Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we will have the flexibility to avoid such stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we would file tender offer documents with the SEC which would contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares seek to convert or sell their shares to us in a tender offer) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait the full 21 months in order to be able to receive a pro rata share of the trust account.

Our sponsor and our officers and directors have agreed (1) to vote any shares owned by them in favor of any proposed business combination and (2) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination or sell any shares to us pursuant to any tender offer described above.

Stockholder Approval Procedures if Meeting Held

In connection with any vote for a proposed business combination, our sponsor, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination. None of our officers, directors, sponsor or their affiliates has indicated any intention to purchase shares in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, sponsor or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may negotiate arrangements to provide for the purchase of such shares at the closing of the business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our shares of common stock outstanding vote in favor of a proposed business combination and that we have at least $5,000,001 of net tangible assets upon consummation of such business combination where it appears that such requirements would otherwise not be met. All shares purchased by us or our affiliates pursuant to such arrangements would be voted in favor of the proposed business combination. No such arrangements currently exist.

Conversion Rights

If we seek stockholder approval of our initial business combination at a meeting called for such purpose, public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable). Alternatively, we may provide our stockholders with the opportunity to sell their shares of our common stock to us through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable).

Notwithstanding the foregoing, in accordance with our amended and restated certificate of incorporation, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the shares of common stock sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a stockholder’s ability to convert no more than 10% of the shares of common stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.

Our sponsor will not have conversion or tender rights with respect to any shares of common stock owned by it, directly or indirectly, whether acquired prior to this offering or purchased by it in this offering or in the aftermarket.

We may also require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the conversion rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “continuing” right surviving past the consummation of the business combination until the holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a holder’s election to convert his shares is irrevocable once the business combination is approved.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a holder of a public share of common stock delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until 21 months from the date of this prospectus in the event that we have not completed our initial business combination by such date. If we have not completed our initial business combination by such date, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, less franchise and income taxes to the extent they may be paid from interest earned on the trust account, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (2) and (3) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within 21 months from the date of this prospectus may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within 21 months from the date of this prospectus is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete a business combination within the prescribed time frame, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, less franchise and income taxes to the extent they may be paid from interest earned on the trust account, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (2) and (3) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 21st month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within 21 months from the date of this prospectus. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our sponsor has agreed that it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, our sponsor may not be able to satisfy its indemnification obligations if it is required to so. Additionally, the indemnification agreement entered into by our sponsor specifically provides for two exceptions: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under our indemnity with the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As a result, if we liquidate, the per-share distribution from the trust account could be less than $10.45 (or $10.35 if the over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our sponsor has waived its rights to participate in any liquidation distribution with respect to its sponsor’s shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

If we are unable to complete our initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price would be $10.45 (or $10.35 if the underwriters’ over-allotment option is exercised in full). The per share redemption price includes the deferred commissions that would also be distributable to our public stockholders. The proceeds deposited in the trust account could, however, become subject to claims of any creditors that may be in preference to the claims of public stockholders.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert or purchase their respective shares upon a business combination which is actually completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.45 per share (or $10.35 per share if the over-allotment option is exercised in full).

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within 21 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to stockholder’s rights or pre-business combination activity, we will provide dissenting public stockholders with the opportunity to convert their public shares in connection with any such vote. Our sponsor has agreed to waive any conversion rights with respect to any sponsor’s shares, private placement shares and any public shares it may hold in connection with any vote to amend our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein;

•	we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination;
•	if we are unable to consummate our initial business combination within 21 months from the date of this prospectus, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account (less franchise and income taxes to the extent they may be paid from interest earned on the trust account), and then seek to dissolve and liquidate;
•	upon the consummation of this offering, $10.45, or $10.35 if the over-allotment option is exercised in full, shall be placed into the trust account;
•	we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;
•	prior to our initial business combination, we may not issue (1) any shares of common stock or any securities convertible into common stock, or (2) any securities that participate in any manner in the proceeds of the trust account, or that vote as a class with the common stock sold in this offering on our initial business combination;
•	if we permit our stockholders to convert their public shares in conjunction with a stockholder vote on an initial business combination or provide our stockholders with the opportunity to sell their public shares to us by means of a tender offer, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the shares of common stock sold in this offering; and
•	the doctrine of corporate opportunity will not apply with respect to any of our officers or directors, or their respective affiliates in circumstances where the application of such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of our amended and restated certificate of incorporation.

These provisions cannot be amended without the approval of 65% of our outstanding shares of common stock, other than the provision waiving the doctrine of corporate opportunity with respect to any of our officers or directors, or their respective affiliates, which cannot be amended without the approval of a majority of our outstanding shares of common stock. After this offering, our sponsor, its affiliates, and our officers and directors will own, in the aggregate, 27.9% of our shares of common stock. In the event we seek stockholder approval in connection with our initial business combination, our amended and restated certificate of incorporation provides that we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by our stockholders at a duly held stockholders meeting. After this offering, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of our initial business combination or enter into a tender offer may delay the completion of a transaction; and

•	our obligation to convert or repurchase shares of common stock held by our public stockholders may reduce the resources available to us for our initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, Virginia 20190. The cost for this space is included in the $10,000 per-month fee our sponsor will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and our sponsor. We believe, based on fees for similar services in the Washington, D.C. or New York metropolitan areas, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We have registered our common stock under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation or tender offer materials sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS. A particular target business identified by us as a potential acquisition candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$62,700,000 of the net offering proceeds and proceeds from the sale of the private placement shares will be deposited into a trust account in the United States at Wells Fargo Bank, N.A., maintained by American Stock Transfer & Trust Company, acting as trustee.	$62,700,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $62,700,000 of net offering proceeds and proceeds from the sale of the private placement shares held in the trust account will only be invested in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account at the time of the execution of a definitive agreement for our initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The shares may commence trading on or promptly after the date of this prospectus.	No trading of the shares of common stock would be permitted until the completion of our initial business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of the Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will either (1) give our stockholders the opportunity to vote on the business combination or (2) provide our public stockholders with the opportunity to sell their shares of our common stock to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of the Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 21 months from the date of this prospectus, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, less franchise and income taxes to the extent they may be paid from interest earned on the trust account, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (2) and (3) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations.	All interest earned on the funds in the trust account will be held in the trust account for the benefit of public stockholders until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.
Release of funds	Except for any amounts that we may need to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of our initial business combination or the failure to effect our initial business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position(s)
Damian Perl	45	Chairman of the Board of Directors
Dale R. Davis	53	Chief Executive Officer, President and Director
Craig Dawson	38	Chief Financial Officer, Treasurer and Director
Frederic Cassis	33	Secretary and Director
Gavin Long	37	Senior Vice President, Corporate Development
Dean G. Popps	65	Director
Hon. David C. Gompert	67	Director
Dr. John Gannon	69	Director

Damian Perl has been the Chairman of the Board of Directors since August 2013. He is the founder, Chairman and Chief Executive Officer of Global Strategies Group. In this capacity, Mr. Perl acquired SFA, Inc. and The Analysis Corporation in 2007, rebranding them as Global Defense Technology & Systems, Inc. Mr. Perl became a director of Global Defense Technology & Systems, Inc. in April 2009 and was instrumental in its initial public offering in November 2009. While Mr. Perl was on its Board, Global Defense Technology & Systems, Inc. made two further acquisitions prior to its sale in April 2011 to Ares Management LLC. Prior to 1998, Mr. Perl worked on a consultancy basis in the risk management field for industry clients drawn from the energy and mining sectors. Mr. Perl began his career with the British military, serving in both the Royal Marines Commandos and in Special Forces. Mr. Perl is a member of the SAS Regimental Association, the Emerging Markets Private Equity Association and the International Institute for Strategic Studies. He holds a degree in Physiology and Biomechanics. Mr. Perl brings to our Board of Directors fifteen years of experience as an investor, operator and mentor in the defense and national security sectors, as well as experience as a counter-terrorism and counter-insurgency advisor.

Dale R. Davis has been our Chief Executive Officer, President and Director since July 2013. His principal role within Global Strategies Group is Executive Vice President (Operations), and he is a member of the executive board. Mr. Davis’ role within Global Strategies Group also includes oversight of Global Strategies Group corporate development. Mr. Davis joined GLOBAL in February 2006 as the Managing Director of Global Integrated Security (Middle East). In 2010, he was Executive Director, National Security Initiatives for GLOBAL before taking up his current post. Prior to joining GLOBAL, Mr. Davis was Security and Brand Enforcement Manager, Middle East, for British American Tobacco between 2004 and 2006. Between 2003 and 2005, he was Adjunct Professor at the Joint Special Warfare University, and prior to that was Director of International Programs at the Virginia Military Institute. Mr. Davis served between 1983 and 1995 as a U.S. Marine Officer with command and staff assignments across Asia and the Middle East. Mr. Davis serves on the Advisory Board of the Council of American Colleges Abroad as well as the Advisory Board of the Department of International Studies, Virginia Military Institute. He holds a B.S. in Electrical Engineering from Virginia Military Institute and an M.A. in National Security Affairs from the Naval Postgraduate School. Mr. Davis brings to our Board of Directors thirty years of experience in the defense and national security sectors and ten years of commercial operations and profit and loss leadership experience.

Craig Dawson has been our Chief Financial Officer and Treasurer since July 2013. In his principal role within Global Strategies Group as Financial Controller, Mr. Dawson heads Global Strategies Group’s treasury and taxation functions and serves as the technical financial reporting expert for GLOBAL under IFRS. He is also a Director of Global Strategies Group. He joined Global Strategies Group in 2009, leading its financial reporting and treasury support team in the initial public offering of Global Defense Technology & Systems, Inc. From 2004 to 2009, Mr. Dawson held a number of managerial positions with Deloitte LLP working in the U.S., U.K. and South Africa. Mr. Dawson is a member of the South African Institute of Chartered Accountants, and holds a B.Com in Accounting from the Nelson Mandela Metropolitan University. Mr. Dawson brings to our Board of Directors well-developed business and financial acumen.

Frederic Cassis has been our Secretary and Director since July 2013. In his principal role within Global Strategies Group as the Director of Legal and Compliance, he is responsible for overseeing GLOBAL’s corporate structure, legal affairs and regulatory compliance, and he is a member of the executive board. He joined GLOBAL in July 2008, initially as the lead commercial lawyer for GLOBAL’s Middle East operations headquartered in Dubai. Subsequently, Mr. Cassis assumed responsibility for regulatory compliance, corporate governance and host government engagement for the region. Prior to joining GLOBAL, he practiced as a corporate and commercial litigation lawyer in Australia between 2004 and 2008. Mr. Cassis holds an LL.B. (Honors) and a B.Bus (Finance). He is admitted to practice law both in Australia and in England and Wales. Mr. Cassis brings to our Board of Directors well-developed business and legal acumen.

Gavin Long is expected to be named as our Senior Vice President, Corporate Development upon the consummation of this offering. Since 2013, Mr. Long has been Senior Vice President, Corporate Development, Global Strategies Group. Between 2010 and 2013, Mr. Long was a Partner and Managing Director at Civitas Group, a strategy and management consultancy focused on the national security sector. While at Civitas, Mr. Long helped formulate M&A strategies for many of the large defense contractors. Between 2008 and 2010, Mr. Long was Director of Strategy, Development and Planning for BAE Systems, working to establish the U.S. intelligence and security line of business. Prior to BAE Systems, Mr. Long was a Vice President with Imperial Capital, a New York and Los Angeles-based, full service investment bank, between 2004 and 2008. He joined Imperial Capital via the acquisition of USBX Inc., a national security market-focused M&A boutique. Mr. Long has participated in over forty transactions, with an aggregate value of over $4 billion. He began his career with Arthur Andersen Corporate Finance, where he was a part of the Technology M&A practice between 1998 and 2001. Mr. Long holds a B.A. in Philosophy from Appalachian State University.

Dean G. Popps has been our Director since August 2013. Between 2010 and 2013, Mr. Popps has been self-employed as a senior advisor, consultant, corporate director and lawyer to the defense industry. Since 2013, he has served as a Director of Global Integrated Security (USA) Inc., the U.S. security services business of Global Strategies Group. He is Of Counsel to the law firm of Fluet Huber+Hoang, Co-Chairman of the Strategic Materials Advisory Council, and a Board member of Eutelsat America Corporation. Between 2004 and 2010, Mr. Popps served as both the Acting Assistant and Principal Deputy Secretary of the Army for Acquisition, Logistics and Technology and the Army Acquisition Executive. In these roles, he acted as the Service Acquisition Executive alongside counterparts in the Navy and the Air Force, the Science Advisor to the Secretary of the Army, and the Army’s Senior Research and Development official, and had principal oversight of all Department of the Army matters related to logistics. Mr. Popps led the execution of the Army’s acquisition function, including more than 600 Army and Joint Programs. In 2003, Mr. Popps was recruited from the private sector to join the Department of Defense’s Coalitional Provisional Authority (“CPA”) in Baghdad, Iraq, where he served as Director of Industrial Conversion to the Coalition. He also served on the CPA’s Iraq Transition Planning Team. Mr. Popps worked in the private sector as a CEO, senior executive, attorney, and consultant for two decades prior to entering government service in 2003. Mr. Popps serves on the Board of Directors of the Vietnam Assistance Project, a non-profit organization involved in UXO (unexploded ordnance) awareness. Mr. Popps brings to our Board of Directors experience in senior roles in the defense and national security sectors, significant business experience, and experience as an attorney and consultant to the private sector.

The Hon. David C. Gompert has been our Director since August 2013. Currently, he is Distinguished Visiting Professor for National Security Studies at the United States Naval Academy and Adjunct Senior Fellow of the RAND Corporation. Mr. Gompert has served as a Director of Global Integrated Security (USA) Inc., the U.S. security services business of Global Strategies Group, since 2011. Between 2009 and 2011, Mr. Gompert was with the Office of the Director of National Security, initially as the Principal Deputy Director. In 2010, he served as Acting Director of National Intelligence, providing strategic oversight of the U.S. Intelligence Community, and serving as President Barack Obama’s chief intelligence advisor. Between 2004 and 2009, Mr. Gompert was a Senior Fellow at the RAND Corporation and Distinguished Research Professor at the Center for Technology and National Security Policy, National Defense University. From 2003 to 2004, he served as the Senior Advisor for National Security and Defense, Coalition Provisional Authority, Iraq. He served as President of RAND Europe from 2000 to 2003, and was Vice President of RAND and Director of the National Defense Research Institute from 1993 to 2000. Mr. Gompert was a special assistant to former

President George H. W. Bush, as well as the senior director for Europe and Eurasia on the staff of the National Security Council from 1990 to 1993. At Unisys from 1989 to 1990, he was president of the systems management group and vice president for strategic planning and corporate development. From 1983 to 1989, he was AT&T’s vice president of civil sales and programs, and its director of international market planning. Mr. Gompert held several senior positions at the State Department from 1975 to 1983, including deputy to the under secretary for political affairs, deputy director of the Bureau of Political-Military Affairs and special assistant to former Secretary of State Henry Kissinger. He is Chairman of the Advisory Board of the Institute for the Study of Early Childhood Education, a Trustee of Hopkins House Academy, and a member of the Advisory Board of the Naval Academy Center for Cyber Security Studies. He holds a B.S. in Engineering from the U.S. Naval Academy and a M.P.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs. Mr. Gompert brings to our Board of Directors experience in senior roles in the defense and national security sectors and private sector executive leadership experience.

Dr. John Gannon has been our Director since August 2013. Currently, he is an adjunct professor at Georgetown University, where he teaches a graduate course in the National Security Studies Program of the School of Foreign Service. He is also the Vice President for Mission Technology at CENTRA Technology in Arlington, Virginia, and has served as a Director of Global Integrated Security (USA) Inc., the U.S. security services business of Global Strategies Group, since 2012. From 2005 to 2012, Dr. Gannon was a senior executive at BAE Systems, where he established the Global Analysis business area and retired as the President of the company’s Intelligence and Security Sector. Previously, Dr. Gannon served in senior analytic positions at the CIA and in the U.S. intelligence community, including as Deputy Director for Intelligence at the CIA, Chairman of the National Intelligence Council and Assistant Director of Central Intelligence for Analysis and Production. From 2002 to 2003, he was the team leader for intelligence in the White House Transition Planning Office establishing the new Department of Homeland Security. Dr. Gannon also served as the staff director of the House of Representatives Select Committee on Homeland Security. Dr. Gannon serves on the Board of Directors of Voices of September 11th and the Center for National Policy. He is a founding member of the Bipartisan Policy Center’s National Security Preparedness Group and is a member of the National Academies of Science Division Committee on Engineering and Physical Sciences. Dr. Gannon holds a B.A. in Psychology from Holy Cross College and an M.A. and a Ph.D. in History from Washington University in St. Louis. He is a former naval reserve captain and Vietnam veteran. He has served as a member of the Falls Church City Council, Chairman of the Falls Church Planning Commission, and a member of the Falls Church Economic Development Commission. Dr. Gannon brings to our Board of Directors experience in senior roles in the defense and national security sectors and private sector executive leadership experience.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay our sponsor a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our sponsor compensation in lieu of a salary. Other than the $10,000 per month administrative fee, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our sponsor, any member of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants, clients or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director Independence

NASDAQ Rule 5605(b) requires that a majority of the board of directors of a company listed on NASDAQ must be composed of “independent directors.” Currently, Mr. Popps, Mr. Gompert and Dr. Gannon would each be considered an “independent director” under NASDAQ listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Because we intend to apply to list our common stock on NASDAQ in connection with our initial public offering, we have twelve months from the date our common stock is first listed on NASDAQ to comply with the majority independent board requirement of NASDAQ Rule 5605(b).

We will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of disinterested directors.

Board Composition

Audit Committee

Subject to phase-in rules and limited exceptions, NASDAQ Rule 5605(c)(2)(A) and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Effective as of the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of      ,        , and        . The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NASDAQ listing rules. The NASDAQ listing rules define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Mr. Perl,      , and      . Because we intend to apply to list our common stock on NASDAQ in connection with our initial public offering, we have twelve months from the date our common stock is first listed on NASDAQ to comply with the nominating committee composition requirements of NASDAQ Rule 5605(e)(1)(B). The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in our Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Government Security Committee

If DSS were to determine that our FOCI required mitigation under an SSA or an SCA, we would establish a Government Security Committee to ensure that, throughout the duration of the SSA or SCA, we implement and maintain policies and procedures to safeguard classified and export-controlled information in our possession and that we comply with the SSA or SCA, appropriate customer contract provisions regarding security, U.S. government export control laws and regulations and the National Industrial Security Program.

Defense Security Service Guidelines

If DSS determines that our foreign stockholders do not effectively own or control us (for example, if less than fifty percent of our voting power were held by our foreign stockholders), but the foreign stockholders have the ability to appoint one more representative to the board, then DSS would likely require us to operate under an SCA. The purposes of the SCA would be to insulate the combined company from undue FOCI and to prevent unauthorized access to classified and export-controlled information in its custody or control, thereby permitting the combined company to perform work on U.S. classified contracts. The key elements of the SCA are that it:

•	is generally used in cases of minority investment that do not result in effective ownership or control;
•	contains many of the industrial-security and export-control measures found in an SSA within a similar institutionalized set of corporate practices and procedures;
•	does not normally impose access restrictions for classified information, including proscribed information, thereby eliminating the need for NIDs;
•	provides for the establishment of a Government Security Committee (consisting of the Outside Director(s) and at least two Officer/Directors) to oversee the administration of the SCA, including all classified and export-control matters; and
•	allows the foreign stockholders to have representation on the board, provided that the company is not effectively owned or controlled by a foreign person (any board member appointed by a foreign stockholder must be excluded by formal board resolution from unauthorized access to classified and export-controlled information and from influence over classified contracts).

After the initial business combination, if DSS determines that our foreign stockholders effectively own or control us (for example, if fifty percent or more of our voting power were held by our foreign stockholders), DSS would likely require us to operate under an SSA. As with the SCA, the purposes of the SSA would be to insulate the combined company from undue FOCI and to prevent unauthorized access to classified and export-controlled information in its custody or control, thereby permitting the combined company to perform work on U.S. classified contracts. There are some important differences between an SCA and an SSA, however. The key elements of the SSA are that it:

•	imposes substantial industrial-security and export-control measures within an institutionalized set of corporate practices and procedures;
•	requires active involvement of senior management (referred to as “Officer/Directors”) and certain independent board members (referred to as “Outside Directors”) in security matters (all of whom must be U.S. citizens and must have personnel security clearances);
•	provides for the establishment of a Government Security Committee (consisting of all cleared Officer/Directors and Outside Directors) to oversee the administration of the SSA, including all classified and export-control matters; and
•	allows the foreign stockholders to have minority representation on the board of directors through one or more “Inside Directors” with a direct voice in the business management of the company (any board member appointed by a foreign stockholder must be excluded by formal board resolution from unauthorized access to classified and export-controlled information and from influence over classified contracts).

Other Board Committees

Our board of directors intends to establish a compensation committee upon completion of our initial business combination, or such earlier time as our board of directors may determine or as required by NASDAQ listing standards. At that time, our board of directors expects to adopt a charter for such committee. Prior to such time, we do not intend to establish such committee. Accordingly, there will not be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. We do not believe a compensation committee is necessary prior to a business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to our business combination other than as disclosed in this prospectus.

Compensation Committee Interlocks and Insider Participation

We may not have a compensation committee in place prior to the completion of our initial business combination. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	Unless we consummate our initial business combination, our officers, directors and sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds held outside the trust account.
•	The sponsor’s shares beneficially owned by our sponsor will be released from escrow only if our initial business combination is successfully completed. Additionally, our sponsor will not receive liquidation distributions with respect to any of its sponsor’s shares or private placement shares. Furthermore, our sponsor has agreed that the private placement shares will not be sold or transferred by it until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect our initial business combination with.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. The above mentioned conflicts may not be resolved in our favor. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors, or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of our amended and restated certificate of incorporation. Notwithstanding the foregoing, Global Integrated Security (USA) Inc. has granted us a “right of first refusal”

with respect to any agreement to purchase or invest in any company or business in the U.S. defense and national security sectors with an acquisition cost of $40 million or greater.

Members of our management team also have fiduciary obligations to Global Integrated Security (USA) Inc., the U.S. security services business of Global Strategies Group and an affiliate of our sponsor. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from these affiliations, Global Integrated Security (USA) Inc. has granted us a “right of first refusal” with respect to any agreement to purchase or invest in any company or business in the U.S. defense and national security sectors with an acquisition cost of $40 million or greater. Pursuant to this right of first refusal, we will be entitled to pursue any such potential transaction opportunity in the U.S. defense and national security sectors with an acquisition cost of $40 million or greater unless and until a majority of our directors have determined for any reason that we will not pursue such opportunity. If a majority of our directors has determined that we will not pursue such opportunity, we will release Global Integrated Security (USA) Inc. from this right of first refusal so that it can explore such opportunity. This right of first refusal will expire upon the earlier of: (1) our consummation of an initial business combination and (2) 21 months from the date of this prospectus. Furthermore, we have agreed that any target company with respect to which Global Integrated Security (USA) Inc. currently invests or has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us, unless Global Integrated Security (USA) Inc. declines to pursue an investment in such company.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Global Defense & National Security Systems, Inc.
Global Strategies Group and its affiliates	Damian Perl, Dale R. Davis, Craig Dawson, Frederic Cassis, Gavin Long	Messrs. Perl, Davis, Dawson, Cassis, and Long would be required to present all business opportunities which are suitable for Global Strategies Group and its affiliates to Global Strategies Group and its affiliates prior to presenting them to us. Global Strategies Group is a privately held defense and national security business.
Notwithstanding the foregoing, for acquisitions in the U.S. defense and national security sectors in excess of $40 million, we will have a right of first refusal from Global Integrated Security (USA) Inc.
Global Integrated Security (USA) Inc.	Dr. John Gannon, David Gompert, Dean Popps	Dr. Gannon and Messrs. Gompert and Popps will be required to present all business opportunities which are suitable for Global Integrated Security (USA) Inc. to Global Integrated Security (USA) Inc. prior to presenting them to us. Global Integrated Security (USA) Inc. is the U.S. security services business of Global Strategies Group.
Notwithstanding the foregoing, for acquisitions in the U.S. defense and national security sectors in excess of $40 million, we will have a right of first refusal from Global Integrated Security (USA) Inc.

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Global Defense & National Security Systems, Inc.
CENTRA Technology, Inc.	John Gannon	Dr. Gannon may be required to present all business opportunities which are suitable for CENTRA Technology, Inc. to CENTRA Technology, Inc. prior to presenting them to us. CENTRA Technology, Inc. is a company providing security, analytic, technical, engineering, and management support to the government and private sectors.
SDL plc	John Gannon	Dr. Gannon will be required to present all business opportunities which are suitable for SDL plc to SDL plc prior to presenting them to us. SDL plc is a machine language translation company.
Eutelsat America Corporation	Dean Popps	Mr. Popps will be required to present all business opportunities which are suitable for Eutelsat America Corporation to Eutelsat America Corporation prior to presenting them to us. Eutelsat America Corporation is a provider of satellite communications.

If we submit our initial business combination to our public stockholders for a vote, our sponsor, as well as all of our officers and directors, have agreed to vote any shares held by them in favor of our initial business combination. In addition, our sponsor has agreed to waive its rights to participate in any liquidation distribution with respect to their sponsor’s shares and private placement shares. If they purchase shares of common stock as part of this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert or sell such shares to us in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with our sponsor or any of our officers or directors, including (1) an entity in which any of the foregoing or their affiliates are currently passive investors and hold in the aggregate greater than 1% of the outstanding stock, (2) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (3) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless we have obtained (1) an opinion from an independent investment banking firm which is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view and (2) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will our sponsor, any members of our management team or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than the $10,000 per month administrative service fee, repayment of the loan from our sponsor in the aggregate amount of $50,000 and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and as adjusted to reflect the sale of our shares of common stock offered by this prospectus (assuming none of the individuals listed purchase shares in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Beneficial Ownership of Principal Stockholders Before This Offering			Beneficial Ownership of Principal Stockholders After This Offering
Name and Address of Beneficial Owner	Number		Percentage	Number		Percentage
Global Defense & National Security Holdings LLC (our sponsor)(1)	2,003,225	(2)	100%	2,326,935	(2)(3)	27.9%

(1)	The business address of our sponsor is 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, Virginia 20190.
(2)	Represents shares of our common stock held by our sponsor, Global Defense & National Security Holdings LLC, a limited liability company indirectly controlled by Damian Perl. Mr. Perl has voting and dispositive power over the shares held by our sponsor.
(3)	Includes the 585,000 sponsors’ shares to be purchased by our sponsor simultaneously with the consummation of this offering. Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 261,290 shares of common stock held by our sponsor.

Immediately after this offering, our sponsor will beneficially own approximately 27.9% of the then issued and outstanding shares of common stock (assuming they do not purchase any shares offered by this prospectus). None of our sponsor, officers and directors has indicated to us that it or he intends to purchase our shares in the offering. Because of the ownership block held by our sponsor, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of up to 261,290 sponsor’s shares will be mandatorily redeemed such that our sponsor’s ownership interest in our shares of common stock as a result of the redemption will be 22.5% (excluding the private placement shares) after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option will be mandatorily redeemed.

Of the total sponsor’s shares, 50% of such shares will be released from escrow six months after the closing of the business combination. The remaining 50% of the sponsor’s shares will be released from escrow one year after the closing of the business combination. Up to 261,290 of the sponsor’s shares will be released from escrow and mandatorily redeemed if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of the sponsor’s shares will not be able to sell or transfer the sponsor’s shares except (1) to our officers, directors and employees, to the sponsor’s affiliates or its members upon its liquidation, (2) to relatives and trusts for estate planning purposes, (3) by virtue of the laws of descent and distribution upon death, (4) pursuant to a qualified domestic relations order, (5) by certain pledges to secure obligations incurred in connection with purchases of our securities or (6) by private sales made at or prior to the consummation of our initial business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the sponsor’s shares.

Our sponsor has committed that it and/or its designees will purchase the private placement shares (for a total purchase price of $5,850,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The private placement shares are identical to the shares sold in this offering. Our sponsor has agreed not to transfer, assign or sell any of the private placement shares until 30 days after the completion of our initial business combination.

Expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering held outside the trust account of approximately $750,000 and up to $220,000 in loans made to us by our sponsor or its affiliates. Any such loan would be evidenced by a promissory note and would be in addition to the $50,000 our sponsor has already loaned us. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the sponsor’s discretion, the notes may be converted into shares of common stock at the higher of $10.00 per share and the 30-day trailing average of the closing price per share. If the funds held outside the trust account, together with the up to $220,000 in loans made to us by our sponsor or its affiliates, are insufficient to meet our working capital needs following the consummation of this offering, we expect that such shortfall will be fulfilled by additional convertible loans made to us by our sponsor or its affiliates, which loans will have no recourse against funds held in the trust account. However, our sponsor and its affiliates have made no commitment to fund any amounts in excess of such shortfall. If we do not complete a business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Our executive officers and our Chairman are our “promoters,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

On July 19, 2013, we issued 2,003,225 shares of common stock to our sponsor for $25,000 in cash, at a purchase price of approximately $0.01 share, in connection with our organization.

If the underwriters do not exercise all or a portion of their over-allotment option, our sponsor will mandatorily redeem up to an aggregate of up to 261,290 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If such shares are mandatorily redeemed, upon receipt such mandatorily redeemed shares would then be immediately cancelled and we would record a reduction to common stock for the par value of such shares, or approximately $26, and a corresponding increase to additional paid-in capital.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our sponsor’s ownership at a percentage of the number of shares to be sold in this offering. An increase in offering size of up to 20% could result in the per-share conversion or liquidation price decreasing down to $10.33.

Our sponsor has committed that it and/or its designees will purchase, pursuant to a written subscription agreement with us and American Stock Transfer & Trust Company, as escrow agent, the 585,000 private placement shares (for a total purchase price of $5,850,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the private placement shares will be delivered to American Stock Transfer & Trust Company, our escrow agent, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. American Stock Transfer & Trust Company will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The private placement shares are identical to the shares sold in this offering. Our sponsor has agreed not to transfer, assign or sell any of the private placement shares (except to certain permitted transferees), until 30 days after the completion of our initial business combination.

In the event that the $750,000 of net proceeds of this offering held outside the trust account will not be sufficient to satisfy our working capital needs, our sponsor has committed that it or its affiliates will make up to $220,000 in loans to us to pay for expenses incurred by us prior to our initial business combination. Any such loan would be evidenced by a promissory note and would be in addition to the $50,000 our sponsor has already loaned us. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the sponsor’s discretion, the notes may be converted into shares of common stock at the higher of $10.00 per share and the 30-day trailing average of the closing price per share. If the funds held outside the trust account, together with the up to $220,000 in loans made to us by our sponsor or its affiliates, are insufficient to meet our working capital needs following the consummation of this offering, we expect that such shortfall will be fulfilled by additional convertible loans made to us by our sponsor or its affiliates, which loans will have no recourse against funds held in the trust account. However, our sponsor and its affiliates have made no commitment to fund any such amounts. If we do not complete a business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

The holders of our sponsor’s shares issued and outstanding on the date of this prospectus, as well as the holders of the private placement shares and any shares our sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the sponsor’s shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private placement shares or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, our sponsor has loaned to us an aggregate of $50,000 to cover expenses related to this offering. The loans are payable without interest on the earlier of (1) June 30, 2014, (2) the date on which we consummate our initial public offering and (3) the date on which we determine to not proceed with our initial public offering. We intend to repay these loans from the proceeds of this offering not being placed in the trust account.

Our sponsor has agreed that, commencing on the effective date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay our sponsor $10,000 per month for these services. Global Strategies Group is the owner of interests in our sponsor. Accordingly, Global Strategies Group will benefit from the transaction to the extent of its interest in our sponsor. However, this arrangement is solely for our benefit and is not intended to provide Global Strategies Group with compensation.

We believe, based on fees for similar services in the Washington, D.C. or New York metropolitan areas, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, any of our officers or directors or their respective affiliates, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with our sponsor or any of our officers or directors, including (1) an entity that is affiliated with any of the foregoing, (2) an entity in which any of the foregoing or their affiliates are currently passive investors, (3) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (4) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless we have obtained an opinion from an independent investment banking firm which is a member of FINRA and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will our sponsor, any of our officers or directors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

DESCRIPTION OF SECURITIES

General

Our certificate of incorporation currently authorizes the issuance of 50,000,000 shares of common stock, par value $0.0001. Our amended and restated certificate of incorporation, which will become effective prior to the consummation of this offering, will authorize the issuance of up to 100,000,000 shares of common stock and up to 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 2,003,225 shares of common stock are outstanding, held by Global Defense & National Security Holdings LLC stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, each of our sponsor, as well as all of our officers and directors, has agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including both the sponsor’s shares and the private placement shares, and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 21 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account, based on the amount held in the trust account, and any assets remaining available for distribution to them. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account upon the redemption of 100% of our outstanding public shares, the underwriters have agreed that: (1) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (2) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our sponsor has agreed to waive its rights to participate in any liquidation distribution occurring upon our failure to consummate our initial business combination with respect to the sponsor’s shares and private placement shares. Our sponsor will therefore not participate in any liquidation distribution with respect to such shares. It will, however, participate in any liquidation distribution with respect to any shares of common stock acquired in or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if we seek stockholder approval of our initial business combination at a meeting called for such purpose, regardless of whether they vote for or against the proposed business combination, or if they seek to sell their shares in a tender offer in connection with such business combination and the business combination is completed. In addition, if a business combination is not consummated prior to 21 months after the date of this offering, then the company shall, as promptly as possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, less franchise and income taxes to the extent they may be paid from interest earned on the trust account, divided by the number of then outstanding public shares.

Preferred Stock

There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent

The transfer agent for our shares is American Stock Transfer & Trust Company, Brooklyn, New York.

Listing of our Shares

We intend to apply to list our shares on the NASDAQ under the symbol “GDEF.” Although we meet the minimum initial listing standards of NASDAQ, after giving effect to this offering on a pro forma basis, which generally only require that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution, we cannot assure you that our shares will continue to be listed on NASDAQ as we might not in the future meet certain continued listing standards. See the risk factor titled “NASDAQ may delist our shares from quotation on its exchange which could limit investors’ ability to make transactions in our shares and subject us to additional trading restrictions” for a discussion of NASDAQ’s continued listing standards.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Special meeting of stockholders

Our bylaws provide that, except as otherwise required by law, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors, the Chairman of our board of directors, or the Chief Executive Officer. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of such annual meeting is first made by our company). Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Elimination of stockholder action by written consent

Our bylaws provide that, following the consummation of this offering, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Amendment of bylaws

Our bylaws provide that the holders of at least two-thirds of our issued and outstanding capital stock entitled to vote in connection with the election of directors have the power to amend or repeal our bylaws. In addition, our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation.

Limitation on conversion rights

Our amended and restated certificate of incorporation provides that if we permit our stockholders to convert their public shares in conjunction with a stockholder vote on an initial business combination or provide stockholders with the opportunity to sell their shares to us by means of a tender offer, a holder of public shares, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act of 1934, as amended), shall be restricted from seeking conversion rights with respect to more than an aggregate of 10% of the public shares.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 8,326,935 shares of common stock outstanding, or 9,488,225 shares if the over-allotment option is exercised in full. Of these shares, the 6,000,000 shares sold in this offering, or 6,900,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 83,269 immediately after this offering (or 94,882 if the over-allotment option is exercised in full); and
•	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

The SEC prohibits the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our sponsor will be able to sell its sponsor’s shares and private placement shares freely without registration one year after we have completed our initial business combination assuming it is not an affiliate of ours at that time.

Registration Rights

The holders of our sponsor’s shares issued and outstanding on the date of this prospectus, as well as the holders of the private placement shares and any shares our sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the sponsor’s shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private placement shares or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of United States federal income tax considerations generally applicable to the ownership and sale or other disposition of shares. This summary is based upon United States federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners and domestic and foreign tax-exempt organizations (including private foundations)) and investors that will hold shares as part of a straddle, hedge, conversion, synthetic security, constructive ownership transaction, constructive sale, or other integrated transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other United States federal tax consequences (e.g., estate or gift tax) or any state, local, or non-United States tax considerations. In addition, this summary is written for investors that will hold shares as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”). No ruling from the Internal Revenue Service (“IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “United States person” is, for United States federal income tax purposes:

•	an individual who is a United States citizen or resident of the United States;
•	a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;
•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or
•	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “U.S. Holder” is a beneficial holder of shares that is a United States person, and a “Non-U.S. Holder” is a beneficial holder of shares that is not a U.S. Holder.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding shares, you should consult your tax advisor regarding the tax consequences of the purchase, ownership, and disposition of shares.

WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME, ESTATE AND GIFT TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF SHARES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

Company

Personal Holding Company Status

We could be subject to an additional level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (“PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if:

•	at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value; and

•	at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including members of our sponsor and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2012, the tax rate on undistributed PHC income is 20%.

U.S. Holders

Distributions

As discussed in the section titled “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of our current or accumulated earnings and profits will constitute a return of capital and will be applied against and reduce the U.S. holder’s adjusted basis in the common stock (but not below zero). Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “— Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains (currently 20%, not including the additional tax described under “— Medicare 3.8% Tax on Investment Income” below). It is unclear whether the conversion feature of the common stock described in the section titled “Proposed Business — Effecting Our Initial Business Combination — Conversion Rights” may result in a failure to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income.

Sale, Exchange or Other Taxable Disposition of Common Stock

If a U.S. holder sells or disposes of shares of our common stock (other than conversion into cash but including a dissolution and liquidation in the event we do not consummate our initial business combination within the required time), it will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the disposed of common stock is more than one year at the time of such sale or disposition. It is unclear, however, as to whether the conversion feature of the common stock described under “Proposed Business — Effecting Our Initial Business Combination — Conversion Rights” may suspend the running of the applicable holding period and adversely affect a U.S. holder’s ability to satisfy the holding period requirements for the long-term capital gain tax rate. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 20%, not including the additional tax described under “— Medicare 3.8% Tax on Investment Income” below. The deductibility of capital losses is subject to limitations.

Conversion of Common Stock

In the event that a U.S. holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a U.S. holder under Section 302 of the Code, the holder will be treated as described under “— Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the U.S. holder, (2) results in a “complete termination” of the U.S. holder’s interest in the company or (3) is “not essentially equivalent to a dividend” with respect to the U.S. holder.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” to the holder’s proportionate interest in the company. Whether the conversion will result in a meaningful reduction to a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “— Distributions.” After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining stock. If a U.S. holder owns no other shares of our common stock, such basis may under certain circumstances be transferred to a related person or it may be lost entirely. In addition, you should consult your tax advisor as to whether the conversion right with respect to your common stock could prevent any portion of such corporate distribution from satisfying the applicable holding period requirements with respect to the dividend received deduction for distributions received by a corporate U.S. Holder and qualifying dividend income treatment for distributions received by a non-corporate U.S. Holder.

Medicare 3.8% Tax on Investment Income

For taxable years beginning after December 31, 2012, certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds generally will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common stock. If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of Medicare tax to your income and gains in respect of your investment and our common stock.

Non-U.S. Holders

Distributions

As discussed in the section titled “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. In general, any distributions we make to a non-U.S. holder on our common stock will be treated as dividends to the extent they are made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends ordinarily will be subject to withholding of United States federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty (provided such non-U.S. holder provides proper certification of its eligibility for such lower treaty rate usually on an IRS Form W-8BEN), unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Any distribution not constituting a dividend will be treated first as reducing the non-U.S. holder’s adjusted tax basis in its shares of our common stock (but not below zero) and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain recognized from the sale or other disposition of the common stock, which will be treated as described under “— Sale, Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “— Sale, Exchange or Other Taxable Disposition of Common Stock” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Dividends that are treated as effectively connected with such a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder) generally will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding possible eligibility for benefits under income tax treaties.

Sale, Exchange or Other Taxable Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, other than a conversion into cash but including a dissolution and liquidation in the event we do not complete an initial business combination:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);
•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of these periods. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our United States real property interests plus our other assets which are used or held for use in our trade or business. Although we believe that we are not currently a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate our initial business combination. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above generally will be subject to tax on a net basis at graduated rates in the same manner as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax. Non-U.S. holders should consult their own tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. holder, the non-U.S. holder would generally be subject to United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder. In addition, a buyer of our common stock from such holder may be required to withhold, and remit to the Internal Revenue Service, U.S. income tax at a rate of 10% of the purchase price. If the amount withheld exceeds the non-U.S. holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder’s United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service on a timely basis.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of the conversion of a non-U.S. holder’s common stock pursuant to the conversion provisions described in this prospectus in the section titled “Proposed Business — Effecting an Initial Business Combination — Conversion Rights,” as a sale of common stock by a holder or as a corporate distribution generally will correspond to the U.S. federal income tax characterization of such a conversion of a U.S. holder’s common stock, as described under “— U.S. Holders — Conversion of Common Stock” above. The consequences of the redemption to the non-U.S. holder will be as described above under “— Distributions” and “— Sale, Exchange or Other Taxable Disposition of Common Stock,” as applicable.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding on dividends and certain other types of payments. A U.S. holder will not be subject to backup withholding if such U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 (or successor form) or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”). A non-U.S. holder will not be subject to backup withholding on dividends such holder receive on our shares of common stock if such holder provide proper certification (usually on an IRS Form W-8BEN) of its status as a non-United States person.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. In addition, for information reporting purposes, certain non-U.S. brokers with certain type of relationships with the United States will be treated in a manner similar to United States brokers.

Backup withholding is not an additional tax. Any amounts withheld with respect to a holder’s shares of common stock under the backup withholding rules will be refunded or credited against the holder’s United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Legislation enacted in 2010 and existing guidance issued thereunder will require, after June 30, 2014, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below. Cowen and Company, LLC is the representative of the underwriters.

Underwriter	Number of Shares
Cowen and Company, LLC
Maxim Group LLC
I-Bankers Securities, Inc.
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the overallotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters have advised us that they do not intend to make sales to discretionary accounts.

Overallotment Option to Purchase Additional Shares.  We have granted to the underwriters an option to purchase up to 900,000 additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 45 days. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of common stock offered hereby. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.

Discounts and Commissions.  The following table shows the public offering price, underwriting discount and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $600,000 and are payable by us.

	Total
	Per Share	Without Over-Allotment	With Over Allotment
Public offering price	$10.00	$60,000,000	$69,000,000
Underwriting discount(1)	$0.575	$3,450,000	$3,967,500
Proceeds, before expenses, to Company	$9.425	$56,550,000	$65,032,500

(1)	The underwriters have agreed to defer $1.65 million (or approximately $1.90 million if the underwriters’ over-allotment option is exercised in full) of the underwriting discounts and commissions, equal to 2.75% of the gross proceeds of the shares of common stock being offered to the public, until the completion of a business combination. Upon the completion of a business combination, deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in a trust account with American Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

In addition, we have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel (excluding blue sky fees and expenses).

If we do not complete our initial business combination within 21 months from the closing of this offering, the trustee and the underwriters have agreed that (1) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (2) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, less franchise and income taxes payable on such interest, to the public stockholders.

The underwriters propose to offer the share of common stock to the public at the public offering price set forth on the cover of this prospectus. The underwriters may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $    per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts.  The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Market Information.  Prior to this offering, there has been no public market for shares of our common stock. Consequently, the initial public offering price has been determined by negotiations between us and the representative of the underwriters. The determination of our per share offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the shares of common stock will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in common stock will develop and continue after this offering.

We intend to apply for the listing of our common stock on the Nasdaq Capital Market under the symbol “GDEF.”

Stabilization.  In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.
•	Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Lock-Up Agreements.  Pursuant to certain “lock-up” agreements, we and our executive officers, directors and our sponsor have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen and Company, LLC, for a period of 180 days after the date of the pricing of the offering.

Of the total sponsor’s shares, 50% of such shares will be released from escrow six months after the closing of the business combination. The remaining 50% of the sponsor’s shares will be released from escrow one year after the closing of the business combination. Up to 261,290 of the sponsor’s shares will be released from escrow and mandatorily redeemed if the over-allotment option is not exercised in full as described herein. Our sponsor has agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the sponsor’s shares prior to the conclusion of such escrow periods.

Additionally, our sponsor has agreed not to transfer, assign or sell any of the private placement shares (except to certain permitted transferees) until 30 days after the completion of our initial business combination.

United Kingdom.  The underwriters:

•	have not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);
•	have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and
•	have complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland.  The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area.  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Electronic Offer, Sale and Distribution of Shares.  A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships.  Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, is acting as our counsel in connection with the registration of our shares under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this offering. McDermott Will & Emery LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Global Defense & National Security Systems, Inc. (a company in the development stage) as of July 19, 2013 and for the period from July 3, 2013 (inception) through July 19, 2013 appearing in this prospectus have been audited by Rothstein Kass, independent registered public accounting firm, as set forth in their report appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our shares, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

GLOSSARY OF DEFENSE AND NATIONAL SECURITY TERMS

The following defined technical defense and national security terms are used in this prospectus:

Term	Definition
Asymmetric Threats	Threats from non-state actors.
B-52	The Boeing B-52 Stratofortress aircraft, a long-range, subsonic, jet-powered strategic bomber.
Big Data	A collection of data sets so large and complex that it becomes difficult to process using on-hand database management tools or traditional data processing applications.
C4ISR	Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance.
Committee on Foreign Investment in the United States	An inter-agency committee of the United States government that reviews the national security implications of foreign investments in U.S. companies or operations, chaired by the Secretary of the Treasury.
Cyber Command	An armed forces sub-unified command subordinate to United States Strategic Command that centralizes command of cyberspace operations, organizes existing cyber resources and synchronizes defense of U.S. military networks.
Destroyers	Large surface combat ships used by the U.S. Navy, mainly used to escort larger vessels.
DHS	Department of Homeland Security.
DoD	Department of Defense.
DoS	Department of State.
DSS	Defense Security Service.
F-15	The McDonnell Douglas (now Boeing) F-15 Eagle, a twin-engine, all-weather tactical fighter aircraft.
F-22	The Lockheed Martin/Boeing F-22 Raptor, a single-seat, twin-engine super-maneuverable fighter aircraft that uses stealth technology.
FBI	Federal Bureau of Investigation.
Federal Chief Information Officer	The administrator of the Office of Electronic Government. Oversees federal technology spending, federal IT policy, and strategic planning of all federal IT investments.
FOCI	Foreign ownership, control or influence.
FY	Fiscal year.
Global Strategies Group	A privately held defense and national security business controlled by Mr. Damian Perl.
Intelligence Community	A group composed of 17 agencies, departments, organizations, and branches of the U.S. military which are organized to gather, analyze, and distribute information.
IT	Information technology.
Military Intelligence Program	Programs, projects, or activities of the military departments to acquire intelligence for the planning and conduct of tactical military operations by the United States Armed Forces.

Term	Definition
Mission IT	Integrated technology platforms comprised of C4ISR systems and related information technology architectures.
National Cybersecurity Protection System	An integrated system of intrusion detection, analytics, intrusion prevention, and information sharing capabilities that are used to defend the civilian government’s IT infrastructure from cyber threats.
National Intelligence Program	All programs, projects, and activities of the intelligence community, as well as any other programs of the intelligence community, not including intelligence acquired for the planning and conduct of tactical military operations.
Next Generation Cyber Initiative	An FBI-wide initiative to enhance the FBI’s ability to address the full range of cybersecurity threats to the U.S.
NISPOM	National Industrial Security Program Operating Manual.
Security Control Agreement	A FOCI mitigation agreement used when a company is not effectively owned or controlled by a foreign interest and the foreign interest is entitled to representation on the company’s board of directors.
Special Security Agreement	A FOCI mitigation agreement used when a company is effectively owned or controlled by a foreign entity.

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Global Defense & National Security Systems, Inc.

We have audited the accompanying balance sheet of Global Defense & National Security Systems, Inc. (a development stage company) (the “Company”) as of July 19, 2013, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 3, 2013 (inception) to July 19, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Defense & National Security Systems, Inc. (a development stage company) as of July 19, 2013, and the results of its operations and its cash flows for the period from July 3, 2013 (inception) to July 19, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass

New York, New York
August 9, 2013

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

Balance Sheet
July 19, 2013

ASSETS
Current assets:
Cash	$75,000
Non-current assets:
Deferred offering costs	120,047
Total assets	$195,047
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued offering costs	$122,036
Note payable	50,000
Total liabilities	172,036
Stockholder’s equity
Common stock, $.0001 par value, 50,000,000 shares authorized; 2,003,225 shares issued and outstanding	200
Additional paid-in capital	24,800
Deficit accumulated during the development stage	(1,989)
Total stockholder’s equity	23,011
Total liabilities and stockholder’s equity	$195,047

See accompanying notes to financial statements.

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

Statement of Operations
For the Period from July 3, 2013 (inception) to July 19, 2013

Formation, general & administrative costs	$(1,989)
Net loss attributable to common shares	(1,989)
Weighted average number of common shares outstanding – basic and diluted	2,003,225
Net loss per common share – basic and diluted	$(0.001)

See accompanying notes to financial statements.

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

Statement of Changes in Stockholders’ Equity
For the Period from July 3, 2013 (inception) to July 19, 2013

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholder’s Equity
	Shares	Amount
Sale of common stock issued to initial stockholder in July 2013 at approximately $0.012 per share	2,003,225	$200	$24,800	$—	$25,000
Net loss attributable to common shares	—	—	—	(1,989)	(1,989)
Balances at July 19, 2013	2,003,225	$200	$24,800	$(1,989)	$23,011

See accompanying notes to financial statements.

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

Statement of Cash Flows
For the Period from July 3, 2013 (inception) to July 19, 2013

Cash flows from operating activities:
Net loss attributable to common shares	$(1,989)
Changes in operating assets and liabilities
Accrued offering costs	1,989
Net cash provided by operating activities	—
Cash flows from financing activities:
Proceeds from issuance of common stock to initial stockholder	25,000
Proceeds from note payable	50,000
Net cash provided by financing activities	75,000
Net increase in cash	75,000
Cash at beginning of the period	—
Cash at end of the period	$75,000
Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in accrued offering costs	$120,047

See accompanying notes to financial statements.

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Global Defense & National Security Systems, Inc. (the “Company”), a development stage company, is a newly organized blank check company incorporated in Delaware on July 3, 2013. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Proposed Public Offering (as defined in Note 3 below), although substantially all of the net proceeds of the Proposed Public Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount equal to a percentage of the gross proceeds of the Proposed Public Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less or in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, will not submit the transaction for stockholder approval, unless otherwise required by law. The Company will proceed with a Business Combination if it is approved by the board of directors. In the event that the Company is required to seek stockholder approval in connection with our initial Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding ordinary shares that are voted are voted in favor of the Business Combination. In connection with such a vote, the Company will provide our stockholders with the opportunity to redeem their shares of our Common Stock upon the consummation of our initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us for the payment of taxes, divided by the number of then outstanding shares of Common Stock that were sold in the Proposed Public Offering, subject to the limitations described within the registration statement and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed Business Combination. These shares of Common Stock will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with ASC 480 “Distinguishing Liabilities from Equity”. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. The initial stockholder, Global Defense & National Security Holdings LLC (the “Sponsor”) has agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote its Sponsor’s Shares (as defined in Note 4 below), Private Placement Shares (as defined in Note 3 below) and any Public Shares held, in favor of approving a Business Combination.

Our Sponsor, officers and directors have agreed that the Company will have only 21 months from the consummation of the Proposed Public Offering to consummate our initial Business Combination. If we are unable to consummate our initial Business Combination within 21 months, we will (i) cease all operations except for the purposes of winding up of our affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including a portion of the interest earned thereon which was not previously used for payment of franchise and income taxes, pro rata to our public stockholders by way of redemption of our

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS – (continued)

Public Shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.

The Sponsor has agreed to waive its redemption rights with respect to the Sponsor’s Shares and Private Placement Shares (i) in connection with the consummation of a Business Combination, (ii) if we fail to consummate our initial Business Combination within 21 months from the consummation of the Proposed Public Offering, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. However, if our Sponsor should acquire Public Shares in or after the Proposed Public Offering, it will be entitled to redemption rights with respect to such Public Shares if we fail to consummate a Business Combination within the required time period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event we do not consummate a Business Combination within 21 months from the consummation of the Proposed Public Offering and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of our Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share of Common Stock in the Proposed Public Offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities”. At July 19, 2013, the Company has not commenced any operations nor generated revenue to date. All activity through July 19, 2013 relates to the Company’s formation and the Proposed Public Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Public Offering.

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net profit/loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At July 19, 2013, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into Common Stock and then share in the earnings of the Company. As a result, diluted profit/loss per common share is the same as basic profit/loss per common share for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

Deferred offering costs consist of legal fees incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of July 19, 2013. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at July 19, 2013. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 6,000,000 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), at $10.00 per share.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 6,000,000 shares of Common Stock (or 6,900,000 shares of Common Stock if the underwriters’ over-allotment option is exercised in full) (“Public Shares”), at $10.00 per share (the “Proposed Public Offering”). The Company will grant the underwriters a 45 day option to purchase up to 900,000 shares of Common Stock to cover over-allotments if any. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering and the Sponsor’s Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon the closing of the Proposed Public Offering, management has agreed that the price per Public Share sold in the Proposed Public Offering, including the proceeds of the private placement of the Private Placement Shares, will be deposited in the Trust Account and invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, that invest solely in U.S. treasuries until the earlier of the consummation of its first Business Combination and the Company’s failure to consummate a Business Combination within 21 months. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Sponsor has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, it may not be able to satisfy those obligations should they arise. The remaining net proceeds (held outside the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The amount of proceeds not deposited in the Trust Account is estimated to be $750,000 regardless of whether the over-allotment option is exercised. In addition, interest income on the funds held in the Trust Account may be released to the Company to pay its franchise and income tax obligations.

The Company has applied to have its shares listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the target business or businesses that the Company acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for its Business Combination, although the Company may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance.

In connection with the Proposed Public Offering, the Sponsor has committed to purchase shares of Common Stock at a price of $10.00 per share (the “Private Placement Shares”) in a private placement that will occur simultaneously with the consummation of the Proposed Public Offering. The purchase price of the Private Placement Shares will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If we do not complete a Business Combination within 21 months from the consummation of the Proposed Public Offering, the proceeds from the sale of the Private Placement Shares held in the Trust Account will be used to fund the redemption of our Public Shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to the Private Placement Shares, which will expire worthless.

The Private Placement Shares will not be transferable, assignable or salable until 30 days after the consummation of our initial Business Combination.

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

4. RELATED PARTY TRANSACTIONS

In order to finance transaction costs in connection with an intended initial Business Combination, our Sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Such loans may be convertible into shares of common stock of the post Business Combination entity at the higher of a price of $10.00 and the price at the time of combination per share at the option of the lender. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

As of July 19, 2013, our Sponsor has advanced to us a total of $50,000 in the form of a note payable which has been used for the payment of operating expenses and costs associated with the Proposed Public Offering. This advance is non-interest bearing, unsecured and is due at the earlier of June 30, 2014, the consummation of the Proposed Public Offering, and the date on which we determine to not proceed with our initial public offering out of the proceeds of the Proposed Public Offering.

In July 2013, the Company issued 2,003,225 shares of Common Stock to the Sponsor (the “Sponsor’s Shares”) for an aggregate purchase price of $25,000. These shares include up to 261,290 shares of Common Stock which are subject to forfeiture if and to the extent the underwriters’ over-allotment option is not exercised in full, so that the Sponsor and its permitted transferees will own 22.5% of the Company’s issued and outstanding common shares after the Proposed Public Offering (notwithstanding the Private Placement Shares). If the underwriters determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the Sponsor’s Shares at the same percentage as was the case before the stock dividend. If the underwriters do not exercise all or a portion of their overallotment option, the Sponsor has agreed, pursuant to a written agreement with the Company, that it will forfeit up to an aggregate of 261,290 Sponsor’s Shares in proportion to the portion of the underwriters’ overallotment option that was not exercised.

The Sponsor’s Shares are identical to the Public Shares, except that (1) the Sponsor’s Shares are subject to certain transfer restrictions, as described in more detail below, and (2) our Sponsor has agreed: (i) to waive its redemption rights with respect to its Sponsor’s Shares, Private Placement Shares and Public Shares in connection with the consummation of a Business Combination and (ii) to waive its redemption rights with respect to its Sponsor’s Shares and Private Placement Shares if we fail to consummate a Business Combination within 21 months from the consummation of the Proposed Public Offering. However, our Sponsor will be entitled to redemption rights with respect to any Public Shares it holds if we fail to consummate a Business Combination within such time period. If we submit our initial Business Combination to our public stockholders for a vote, our Sponsor has agreed to vote its Sponsor’s Shares, Private Placement Shares and any Public Shares held in favor of our initial Business Combination.

All of the Sponsor’s shares outstanding prior to the date of the prospectus for the Proposed Public Offering will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent. Of the total Sponsor’s Shares, 50% of such shares will be released from escrow six months after the closing of the Business Combination. The remaining 50% of the Sponsor’s Shares will be released from escrow one year after the closing of the Business Combination. Up to 261,290 of the Sponsor’s Shares will be released from escrow and mandatorily redeemed if the over-allotment option is not exercised in full as described herein.

The Sponsor will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Public Offering. The Sponsor will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of Common Stock commencing on the date such Common Stock is released from lockup. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Global Defense & National Security Systems, Inc.
(A Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

4. RELATED PARTY TRANSACTIONS – (continued)

Commencing on the date that our securities are first listed on NASDAQ, we have agreed to pay our Sponsor a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by our Sponsor for our benefit and is not intended to provide our Sponsor compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of our initial Business Combination or our liquidation, we will cease paying these monthly fees.

5. COMMITMENTS & CONTINGENCIES

The Company expects to grant the underwriters a 45-day option to purchase up to 900,000 additional shares of Common Stock to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of three percent (3.0%) which shall be paid in cash at the closing of the Proposed Public Offering, including any amounts raised pursuant to the overallotment option. In addition, the underwriters will be entitled to a deferred fee of two and three quarter percent (2.75%) of the Proposed Public Offering, including any amounts raised pursuant to the overallotment option, payable in cash upon the closing of a Business Combination.

6. STOCKHOLDER’S EQUITY

Common Stock — The Company is authorized to issue 50,000,000 shares of Common Stock with a par value of $0.0001 per share. Holders of the Company’s Common Stock are entitled to one vote for each share of Common Stock. At July 19, 2013, there were 2,003,225 shares of Common Stock issued and outstanding.

7. SUBSEQUENT EVENTS

Management has approved the financial statements and performed an evaluation of subsequent events through August 9, 2013, the date the financial statements were available for issuance, noting no items requiring disclosure.

6,000,000 Shares

Global Defense & National Security Systems, Inc.

Common Stock

PROSPECTUS

Cowen and Company

Maxim Group LLC

I-Bankers Securities, Inc.

           , 2013

Until      , 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$15,000
FINRA filing fee	15,000
Accounting fees and expenses	45,000
NASDAQ listing fee	50,000
Printing and engraving expenses	45,000
Legal fees and expenses	350,000
Travel and Roadshow expenses	30,000
Miscellaneous	50,000	(1)
Total	$600,000

(1)	This amount represents additional expenses that may be incurred by the registrant in connection with its initial public offering over and above those specifically listed above.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article VIII of our By-laws provides:

“Section 8.1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 8.2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3. Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 8.4. Good Faith Defined.  For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 8.5. Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 8.6. Expenses Payable in Advance.  Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this

Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 8.7. Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.8. Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 8.9. Certain Definitions.  For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 8.10. Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.11. Limitation on Indemnification.  Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 8.12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Global Defense & National Security Holdings LLC	2,003,225

Such shares were issued to our sponsor on July 19, 2013 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as the shares were sold to accredited investors. The shares issued were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0125 per share.

Our sponsor has committed to purchase from us 585,000 shares at $10.00 per share (for an aggregate purchase price of $5,850,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. The issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.**
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	By-laws.
4.1	Specimen Common Stock Certificate.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1	Form of Letter Agreement from each of the Registrant’s officers, directors and sponsor.
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.3	Form of Stock Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, and the Sponsor.**
10.4	Promissory Note issued to the Sponsor.**
10.5	Form of Registration Rights Agreement between the Registrant and the Sponsor.
10.6	Amended and Restated Subscription Agreement between the Registrant and the Sponsor.**
10.7	Form of Administrative Services Agreement between the Registrant and the Sponsor.
10.8	Form of Private Placement Agreement between the Registrant and the Sponsor.
10.9	Form of Right of First Refusal Agreement between the Registrant and Global Integrated Security (USA) Inc.
10.10	Form of Indemnification Agreement.

Exhibit No.	Description
14	Code of Ethics.
23.1	Consent of Rothstein Kass.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Audit Committee Charter.
99.2	Form of Nominating Committee Charter.

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings.

(a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to this offering shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kitty Hawk, State of North Carolina, on the 15th day of September, 2013.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:	/s/ Dale R. Davis Name: Dale R. Davis Title: Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damian Perl, Dale R. Davis, Frederic Cassis and Craig Dawson his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Damian Perl Damian Perl	Chairman of the Board of Directors	September 16, 2013
/s/ Dale R. Davis Dale R. Davis	Chief Executive Officer, President and Director (Principal Executive Officer)	September 15, 2013
/s/ Craig Dawson Craig Dawson	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 16, 2013
/s/ Frederic Cassis Frederic Cassis	Secretary and Director	September 16, 2013
/s/ Gavin Long Gavin Long	Senior Vice President, Corporate Development	September 16, 2013
/s/ Dean G. Popps Dean G. Popps	Director	September 13, 2013
/s/ David C. Gompert Hon. David C. Gompert	Director	September 14, 2013
/s/ John Gannon Dr. John Gannon	Director	September 15, 2013

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.**
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	By-laws.
4.1	Specimen Common Stock Certificate.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1	Form of Letter Agreement from each of the Registrant’s officers, directors and sponsor.
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.
10.3	Form of Stock Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, and the Sponsor.**
10.4	Promissory Note issued to the Sponsor.**
10.5	Form of Registration Rights Agreement between the Registrant and the Sponsor.
10.6	Amended and Restated Subscription Agreement between the Registrant and the Sponsor.**
10.7	Form of Administrative Services Agreement between the Registrant and the Sponsor.
10.8	Form of Private Placement Agreement between the Registrant and the Sponsor.
10.9	Form of Right of First Refusal Agreement between the Registrant and Global Integrated Security (USA) Inc.
10.10	Form of Indemnification Agreement.
14	Code of Ethics.
23.1	Consent of Rothstein Kass.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Audit Committee Charter.
99.2	Form of Nominating Committee Charter.

*	Filed herewith.
**	Previously filed.